                                                                   EXHIBIT 10.7

                               SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (THIS "SUBLEASE") is made and entered into this ______ day of October 1998, by and between LANDA MANAGEMENT CORPORATION, a California corporation (the "Sublessee") and UNISYS CORPORATION, a Delaware corporation, (the Sublessor").

WHEREAS, Lincoln P.C. Associates ("Landlord") and Unisys Corporation ("Tenant") entered into a lease dated September 1, 1991 (the "Lease") whereby Landlord leased to Tenant certain premises consisting of approximately one hundred ten thousand one hundred eight (110,108) rentable square feet of space (the "Premises") in the building located at 4151 Ashford Dunwoody Road, Atlanta, Georgia 30319 (the "Building") commencing September 1, 1991 and expiring August 31, 2001: and

WHEREAS, the Lease was amended by First Amendment to Lease dated August 5, 1994 by and between Atlanta U.K. Partners, Ltd., a Georgia limited partnership (the "Landlord"), successor to Lincoln P.C. Associates and Unisys Corporation, a Delaware corporation to reflect Tenant's relocation of certain suites within the Premises: and

WHEREAS, the Lease, as amended, was amended by Second Amendment to Lease dated September 24, 1994 to expand the Premises: and

WHEREAS, the Lease, as amended, was amended by Third Amendment to Lease dated January 26, 1995 to expand the Premises: and

WHEREAS, the Lease, First Amendment to Lease, Second Amendment to Lease and Third Amendment to Lease shall hereby be referred to as the "Lease": and

WHEREAS, Glenborough Properties, L.P. is the successor in interest to Atlanta U.K. Partners, Ltd.

WHEREAS, Sublessor has agreed to sublease Suite 505 consisting of approximately Three Thousand Six Hundred Seventy-one (3,671) rentable square feet of the Premises (3,165 usable square feet) as depicted on Exhibit "A" (the Subleased Premises") to Sublessee on the terms and conditions hereinafter set forth. The total square footage of the Subleased Premises is hereby stipulated by Sublessor and Sublessee to be three Thousand Six Hundred Seventy-one (3,671) rentable square feet.

NOW THEREFORE, in consideration of the rents, covenants, agreements, stipulations and provisions contained herein to be paid, kept and performed by both Sublessee and Sublessor, the parties do hereby agree as follows:

1. TERM: Sublessor does hereby sublease the Subleased Premises to Sublessee and Sublessee does hereby sublease from the Sublessor Suite 505 of the Subleased Premises commencing on the later of the 1st day of December, 1998 or upon delivery of the certificate of occupancy (the "Commencement Date"). The Sublease shall expire on the 31st day of August, 2001 (the "Term").

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
2. USE: The Subleases Premises shall be used for Sublessee's office use, and for no other use whatsoever.

3. RENT: Sublessee covenants and agrees to pay to Sublessor, without deduction or set off, minimum monthly rental (the "Minimum Monthly Rent") due and payable on the first day of each month ("Due Date") for the Term beginning on the Commencement Date according to the following rent schedule:

     LEASE YEAR              RENT/RSF            MINIMUM MONTHLY RENT
     ----------              --------            --------------------
12/01/98 -- 12/31/99          $17.00                 $5,200.58
01/01/00 -- 12/31/00          $17.50                 $5,333.54
01/01/01 -- 08/31/01          $18.00                 $5,506.50

4. ADDITIONAL RENT: In addition to the Minimum Monthly Rent Sublessee covenants and agrees to pay to Sublessor with the payment of the Minimum Monthly Rent additional rent (the ""Additional Rent") based upon the then current rentable square footage of the Subleased Premises in the amount of $0.25 Dollars per rentable square foot per annum on the first day of each month. The Additional Rent for the Subleased Premises shall be Seventy-six and 48/100 Dollars ($76.48) per month to include all operating expenses defined in the Lease which shall include utilities, janitorial services, taxes and insurance (excluding taxes and insurance which are required by Sublessee), except that Sublessee shall be responsible for the procurement and payment of any HVAC charges in excess of those provided during the standard building hours.

5. SECURITY DEPOSIT: Sublessee hereby deposits with Sublessor on the date hereof the sum of one months Minimum Monthly Rental of Five Thousand Two Hundred and 58/100 Dollars ($5,200.58), which sum shall be held by Sublessor, without obligation for interest, as security for the fully, timely and faithful performance of Sublessee's covenants and obligations under this Sublease. It is understood and agreed that such deposit is not an advance rental deposit or a measure of Sublessor's damages in case of Sublessee's default. Upon the occurrence of any default or event of default by Sublessee. Sublessor may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such funds to the extent necessary to make good any arrears of rent or other payments due Sublessor hereunder, and any other damage, injury, expense or liability caused by an event of sublessee's default. Sublessee shall pay to Sublessor on demand the amount so applied in order to restore the security deposit to its original amount. Although the security deposit shall be deemed the property of Sublessor, any remaining balance of such deposit shall be returned by Sublessor to Sublessee or Sublessee's last permitted assignee at such time after termination of this Sublease when Sublessor shall have determined that all Sublessee's obligations under this Sublease have been fulfilled. Sublessor shall not be required to keep any security deposit separate from its general funds. Upon the occurrence of any events of default or default as described in this Sublease, said security deposit shall become due and payable to Sublessor.


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
6. TIME AND PLACE OF PAYMENT: With the exception of the payment of the first month's Minimum Monthly Rent which shall be delivered by Sublessee to Sublessor upon Sublessee's execution of this Sublease, all payments of Minimum Monthly Rent shall be made, in advance, without notice, on the first (1st) day of each month during the Term, payable to the order of "UNISYS CORPORATION" and addressed to UNISYS CORPORATION, P.O. BOX 5585, BISMARCK, NORTH DAKOTA 58502-5585 ATTN: LEASE ADMINISTRATION or to such other person or at such other place as Sublessor may from time to time designate in writing.

7.   BUSINESS PRIVILEGE TAXES, BUSINESS USE TAXES AND OCCUPANCY TAXES:
Sublessee agrees to pay any revenue tax or charge, occupancy tax, business privilege tax, business use tax or any other tax that may be levied against the Subleases Premises or Sublessee's specific use or occupancy thereof during the Term.

8. RIGHT OF ENTRY: Following the date of this Sublease and prior to the Commencement Date, Sublessee shall have access to the Subleased Premises, upon reasonable prior notice to Sublessor, for the purpose of evaluating what alterations, repairs or improvements are needed to modify the Subleased Premises for its use. Sublessee may not commence any such alteration, repair or improvement until Sublessor and Landlord shall have consented thereto pursuant to Paragraph 10 and Landlord shall have consented to this Sublease. sublessee's access to the Subleases Premises prior to the Commencement Dates shall be subject to all of the terms and conditions of this Sublease, except for the payment of Rent. Sublessee hereby agrees to indemnify and hold harmless Sublessor and Landlord from any and all liability, claims, demands, expenses, damages and judgments arising as a result of Sublessee's access to the Subleased Premises pursuant to this Paragraph 8.

9.   ACCEPTANCE AND SURRENDER OF SUBLEASED PREMISES:

Sublessee shall accept the Subleased Premises in its "as is" condition. Sublessor shall provide a Tenant Improvement Allowance, as herein defined, up to $8.30 per rentable square foot of the original Subleased Premises, up to a maximum of Thirty Thousand Four Hundred Sixty-nine and 30/100 ($30,469.30) for design, construction, demising (including fire rating of the demising walls), for improvements to the Subleased Premises. All costs of improvements shall be an expense chargeable against the Tenant Improvement Allowance. Sublessor shall complete all improvements to the Premises in accordance with the Work Letter and Space Plan, as made a part hereto as Exhibit "B". Sublessor's general contractor shall provide a bid sheet ("Bid Sheet") to include all costs for construction and the alternatives to Sublessee prior to commencement of the Tenant Improvements. All costs and alternatives selected by Sublessee in excess of the Tenant Improvement Allowance shall be approved by and paid for by Sublessee to Sublessor prior to commencement of improvements.

10. ALTERATIONS AND MODIFICATIONS: Sublessee agrees to obtain Sublessor's and Landlord's prior written approval for those alterations, modifications, repairs or renovations to be made to the Subleased Premises after installation of the initial Tenant Improvements covered by the Work Letter. Sublessor agrees that it shall promptly review plans and drawings submitted and that it will not unreasonably delay or deny approval with respect to non-structural alterations. Notwithstanding the foregoing, Sublessor's consent to such alterations shall be subject to Landlord's consent thereto. Any alterations, modifications or renovations of or to the Subleased Premises, except for those alterations, modifications or renovations pursuant to the Work Letter, shall be limited to partition changes (non-bearing walls), electrical and telephone relocations, and decorating. The structural integrity of the Building will not be disturbed in any way. Sublessee shall provide Sublessor with a waiver of liens prior to the commencement of any alterations or modifications to the Subleased Premises and a release of liens at the completion of any alterations or modifications to the Subleased Premises executed by all contractors who performed such alterations or modifications. In addition, Sublessee agrees that all work performed upon the Subleased Premises shall be done in a good and workmanlike manner and shall be in accordance with all applicable law. All alterations, modifications and renovations, upon completion of construction thereof, shall become part of the Subleased Premises and the property of Sublessor without payment therefore by Sublessor and shall be surrendered to Sublessor at the end of the Term or upon sooner termination of this Sublease pursuant to the terms hereof, provided however, that, if requested by Sublessor, at the same time Sublessor gives its consent for the alterations, modifications and renovations, Sublessee shall, at Sublessee's sole cost and expense, remove all such alterations, modifications and renovations, or any part or parts thereof specified by Sublessor, from the Subleased Premises and shall repair all damage caused by installation and removal.

11. REPAIRS/MAINTENANCE: The Sublease Agreement and the Lease are intended to be full service in which the Landlord provides all services provided for in the Lease and includes all operating expenses as outlined in the Lease, however Sublessee shall, throughout the Term, at its sole cost and expense, keep the Subleased Premises clean, keep waste and drain pipes open and generally maintain the Subleased Premises and the improvements now or hereafter comprising all or any part of the Subleased Premises and the fixtures and appurtenances thereto in good order, repair and condition reasonable wear and tear only excepted. If caused by Sublessee's negligence, Sublessee shall promptly, at Sublessee's own cost and expense, make all repairs necessary to maintain such good order, repair and condition. In addition, Sublessee shall, at its sole cost and expense, promptly repair all damage or injury to the Subleased Premises, making replacements, if necessary, caused by (a) the negligence or willful misconduct of Sublessee or its employees, agents, invitees, licensees, subtenants or contractors; (b) the act of moving in or out of the Subleased Premises; and/or (c) the installation and/or removal of any furniture, fixtures or other property.

12. LEASE CONTROLLING: Except as herein provided, Sublessee agrees to comply with all of the terms and conditions set forth in the Lease, a copy of which is attached hereto as Exhibit "C" and made a part hereof as the same relates to the Subleased Premises (excluding the payments of Sublessor's Rent) and as are to be performed by Sublessor as Tenant thereunder. All of the terms and conditions of the Lease shall apply in the same manner to Sublessee as they are expressed therein to apply to Sublessor as Tenant thereunder except as modified or deleted pursuant to the terms of this Sublease.

13. LEASE IN EFFECT: Sublessor warrants and represents, to the best of Sublessor's knowledge, information and belief, that the Lease is subsisting and is in full force and effect. Sublessor is not in default thereunder, and all rents, additional rents and charges due thereunder are and will be paid.

14. SUBLETTING OR ASSIGNMENT: Sublessee covenants that it will not assign its interest in this Sublease, in whole or in part, or permit the subletting of the Subleased Premises or any part thereof without the prior written consent of Sublessor whose consent shall not be unreasonably withheld or delayed, provided that Sublessor may withhold consent if Landlord fails to consent, even if such failure to consent is unreasonable. Sublessee shall collect no monies from any sub-sublessee in excess of the rent and additional rent hereunder. In the event Sublessee elects to sub-sublease the Subleased Premises. Sublessor may, at Sublessor's sole option, terminate this Sublease and enter into a direct Sublease with the identified sub-subtenant. If Sublessor elects to terminate this Sublease agreement, Sublessee shall pay to sublessor a penalty of any broker's commissions due to sub-sublessee's procuring broker and the Minimum Monthly Rent and Additional Rent until the commencement date of the sub-sublessee's sublease agreement.

15. INSURANCE AND INDEMNITY: Sublessee agrees to indemnify and hold harmless both sublessor and Landlord from and against all liability, claims, demands, expenses, damages and judgments arising from property damage or injury to third parties (including wrongful death) upon the Subleased Premises during the Term or any extension thereof, unless due to the gross negligence or willful misconduct of Sublessor. Sublessee agrees, at its own cost and expense, to keep the Subleased Premises insured under a public liability policy against claims for property damage and personal injury to third parties (including wrongful death). The minimum amounts of such insurance coverage shall not be less than the amounts required by the Lease. Upon execution of this Sublease by Sublessee and at least thirty (30) days prior to the expiration date of such policies, Sublessee shall furnish to Landlord and Sublessor a certificate or certificates of insurance confirming that the required insurance is in full force and effect with all premiums paid current. Sublessee further agrees to indemnify and hold harmless Sublessor and Landlord from all liability arising out of the filing of any mechanic's or materialman's lien against the Subleased Premises by reason of any act or omission of Sublessee.

16. PERSONAL PROPERTY: Sublessee agrees to assume full responsibility for its personal property located at the Subleased Premises, and to indemnify and hold harmless Sublessor and Landlord against damage sustained by fire, theft or other casualty loss.

17. NOTICES: All notices required shall be given by registered or certified mail, postage prepaid, return receipt requested or via a commercial overnight delivery service.

Notice to the Sublessee shall be addressed to:

Landacorp
4151 Ashford Dunwoody Road
Suite 505
Atlanta, Georgia 30319

Notice to Sublessor shall be addressed to:

Unisys Corporation
P.O. Box 500
Blue Bell, PA 19424
ATTN: Real Estate Administration

All notices shall be deemed received two (2) days after mailing or upon the next business if sent via a commercial overnight delivery service.

19. HOLD OVER. Notwithstanding any provision of law or any judicial decision to the contrary, no notice shall be required to terminate the Term on the date herein specified as the end of the Term, and the Term shall expire on the date herein mentioned without notice being required from either party. In the event that Sublessee remains beyond the expiration date of the Term, it is the intention of the parties and it is hereby agreed that a tenancy at sufferance shall arise at a monthly rent equal to twice the monthly Minimum Rent in effect at the expiration of the Term plus any amounts charged against Sublessor as Tenant under the Lease for holdover rent or penalty. It is further agreed that Sublessee shall indemnify and hold harmless Sublessor from and against any and all liability, claims, demands, expenses, damages and judgments incurred by Sublessor as a result of Sublessee's retaining possession.

20. SUBLESSEE DEFAULT: The occurrence of any one or more of the following events shall constitute a default under this Sublease by Sublessee:

     a. The vacation or abandonment of the Subleased Premises by Sublessee without the payment of Minimum Monthly Rent.

     b. The failure by Sublessee to make any payment of Minimum Rent or any other payment required to be made by Sublessee hereunder on the date due where such failure shall continue for a period of five (5) business days after the same shall become due and payable.

     c. The failure by Sublessee to observe or perform any of the covenants, conditions or provisions of this Sublease other than as described in the immediately preceding paragraph and/or the failure by Sublessee to observe or perform any of the covenants, conditions or provisions of the Lease to which Sublessee has agreed to be

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


bound pursuant to the terms of this Sublease, where such failure continue for a period of fifteen (15) days after written notice thereof from Sublessor to Sublessee.

      d. The making by Sublessee of any general arrangement of assignment for the benefit of creditors: Sublessee becomes a 'debtor' as defined in 11 U.S.C. 101 or any successor statue thereto (unless, in the case of a petition filed against Sublessee, the same be dismissed within sixty (60) days): the appointment of a trustee or receiver to take possession of all or substantially all of Sublessee's assets or of Sublessee's interest in this Sublease, where possession is not restored to Sublessee within thirty (30) days: or the attachment, execution or other judicial seizure of all or substantially all of Sublessee's assets or of Sublessee's interest in this Sublease, where such seizure is not discharged within thirty (30) days.

21. REMEDIES: In the event of any such default by Sublessee, Sublessor may at any time thereafter, without limiting Sublessor in the exercise of any right or remedy which Sublessor may have by reason of such default or breach:

      a. Terminate Sublessee's right to possession of the Subleased Premises by any lawful means, in which case this Sublease shall terminate and Sublessee shall immediately surrender possession of the Subleased Premises to Sublessor. In such event, Sublessor shall be entitled to recover from Sublessee all damages permitted to be recovered by a landlord pursuant to the laws of the jurisdiction where the Subleased Premises are located, together with all damages incurred by Sublessor by reason of Sublessee's default, including, but not limited to, the cost of recovering possession of the Subleased Premises, reasonable attorneys fees, and any real estate commission actually paid.

      b. Maintain Sublessee's right to possession in which case this Sublease shall continue in effect whether or not Sublessee shall have vacated or abandoned the Subleased Premises. In such event, sublessor shall be entitled to enforce all of sublessor's rights and remedies under this Sublease, under the laws of the jurisdiction where the Subleased Premises are located at law and equity, including the right to recover the Minimum Monthly Rent and all other sums due hereunder as the same become due.

      c. Declare the entire balance of Minimum Rent and all other sums payable hereunder during the remaining Term of this Sublease to be immediately due, payable and in arrears as if by the terms and provisions of this Sublease said balance of Minimum Rent and other sums were on that date payable in advance. Any such acceleration by Sublessor shall not constitute a waiver of any right or remedy of Sublessor.

      d. Pursue any other remedy now or hereafter available to Sublessor under the laws of the jurisdiction where the Subleased Premises are located or in equity.

      e.    Pursue any remedy enforceable by Landlord under the Lease.


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
All remedies available to Sublessor hereunder shall be cumulative and concurrent. No waiver or delay in enforcement by Sublessor of any breach of Sublessee's obligations hereunder shall constitute a waiver of any such breach or any subsequent breach.

22. INTEREST: In the event that any sums due and payable to Sublessor pursuant to the terms of this Sublease are not paid when due, other than the Minimum Monthly Rent and Additional Rent which shall begin bearing interest on the sixth (6th) business day following the Due Date, such sums shall bear interest at the rate of twelve percent (12%) per year, from the due date until actually paid, unless that rate is usurious as applied to Sublessee in which event the rate shall be reduced to the highest non-usurious rate. Neither the accrual nor the payment of interest shall cure any default by Sublessee under this Sublease.

23. BROKERS: Sublessor and Sublessee represent, warrant and agree that each has not dealt with any broker, agent, finder or other intermediary in connection with the subletting of the Subleased Premises except Ackerman & Co. (the "Listing Broker") and Grubb & Ellis (the "Participating Broker"). Sublessor shall be solely liable for any commission due to the Listing Broker. The Listing Broker shall be solely liable for any commission due to the Participating Broker. Sublessor and Sublessee agree to indemnify, defend and hold the other harmless from and against any claims against the other resulting from a breach or inaccuracy of the foregoing representation, warranty and agreement which shall survive expiration, cancellation or other termination of this Sublease.

24. PARKING: Sublessor shall provide fifteen (15) unreserved parking spaces and access cards to Sublessee for the use of its employees in the building parking lot. Additional access cards may be purchased from the Landlord at Sublessee's sole cost and expense.

25. COMPLIANCE WITH LAWS: Sublessee shall, throughout the Term of this Sublease, observe and comply with all statutes, laws, ordinances, notices, orders, rules, regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and officers thereof, and notices, orders, rules and regulations of the National Board of Fire Underwriters, or any other body now or hereafter constituted exercising similar functions, relating to the Subleased Premises, foreseen or unforeseen, ordinary as well as extraordinary, or to the use or manner of use of the Subleased Premises, or to the fixtures and equipment thereof.

25. AUTHORITY: The parties executing this Sublease represent and warrant that they have the full right and lawful authority to execute this Sublease for the Term, in the manner and upon the conditions and provisions herein contained.

26. FURTHER DOCUMENTS: Each party agrees to execute and deliver to the other all instruments which may reasonably be required to carry out all terms and provisions of this Sublease.


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
27. RECOVERY OF FEES: If either party is successful in enforcing against the other any legal or equitable remedy for a breach of any provision of this Sublease, the successful party shall be entitled to recover its expenses and reasonable attorney's fees as determined by the court as part of the judgement or decree.

28. BINDING EFFECT: This Sublease shall be binding upon the successors and permitted assigns of Sublessee and Sublessor.

29. INTEGRATED DOCUMENT: This instrument embodies all of the agreements between the parties with respect to the Subleased Premises, and no oral agreements, prior correspondence or other prior writings shall be held to vary the provisions hereof. Any subsequent changes or modifications shall become effective only by a written instrument duly executed by Sublessee and Sublessor.

30. LESSOR'S CONSENT: This Sublease is contingent upon, and shall have no force or effect until receipt of, the Landlord's written consent hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Sublease Agreement as of the day and year first above written.

SUBLESSEE:
Landa Management Systems Corporation

By:  /s/ EUGENE SAUTER CALLAWIER
     --------------------------------

Its: Chief Executive Officer
     --------------------------------

SUBLESSOR:
Unisys Corporation

By:  /s/ RICHARD J. L'ECUYER
     --------------------------------
     Richard J. L'Ecuyer
     Corporate Director
     Real Estate Operations


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
                                  EXHIBIT "B"

To the Sublease dated __________________, made between UNISYS CORPORATION ("Sublessor"), and Landa Management Systems Corporation ("Sublessee"), and to which this Exhibit is attached and made a part of.

                                  WORKLETTER

To induce the Sublessee to enter into this Lease and without limiting either the obligations of the Sublessor or the rights and privileges of the Sublessee set forth in this Lease, the Sublessor and the Sublessee, in consideration of the mutual covenants hereinafter contained, agree as follows:

1.   Plans, Working Drawings and Specifications

     A. Sublessor to provide 1/8" scale drawing(s) which will show the type and location of partitions, doors, electrical and telephone outlets, cabinets, lighting and HVAC diffusers indicating all work to be done by the Sublessor, whether at the Sublessor's expense or the Sublessee's expense. The Sublessor will submit a breakdown of cost for all work to be done by the Sublessor indicating what portion will be the Sublessee's expense. Only upon written authorization may the Sublessor proceed with the work.

     B. Sublessor will provide to Sublessee samples of finish items to be selected by Sublessee such as carpet, paint, wall coverings, etc., as specified in schedule.

     C. Sublessee will be responsible for the design cost associated with any special requirements, e.g. non-standard wiring, HVAC, wall covering, cabinetwork and millwork or changes to the plan due to changes in Sublessee requirements, etc. Following the initial design planning meeting with the Sublessee, the Sublessor will notify the Sublessee of any added design fees and will not start that part of the design until the Sublessee has approved the cost.

     D. After receipt of the Drawings, the Sublessee shall approve or disapprove the same. If the Sublessee does not approve the Working Drawings and Specifications as submitted, the Sublessee shall approve those portions which are acceptable to the Sublessee and shall disapprove those portions which are not acceptable to it, specifying the reasons for such disapproval. The Sublessor shall then, at its sole cost and expense, correct the Drawings and resubmit them for the Sublessee's review and approval.

     E. Sublessor shall use its best effort to ensure that the structure and detail of the utilities and mechanical and electrical system are in accordance with working drawings and that all of the work meets applicable federal, state and local laws, codes, rules and regulations. Sublessee is responsible for making the Sublessor aware of all of the Sublessee's requirements before the working drawings are prepared.

     F. The Sublessee is responsible for working with the designers to provide approved plans and finish selections on the dates indicated. Failure to do so will constitute a day-for-day delay to the scheduled completion without delaying the commencement date of rent payments.

     G. Special requirements, i.e. non-standard fit-up items, may have ordering and delivery times that will require total completion of the space after the occupancy date. In some cases, this cannot be determined until the order is placed for the material. The Sublessor will advise the Sublessee immediately upon becoming aware of this situation and assist the Sublessee in providing alternate solutions. The Sublessee will be responsible for any cost associated with working overtime required to provide special finishes before or after the occupancy date, if the Sublessor advises the Sublessee of overtime as part of the alternate solutions to delivery problems.


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
2.   Schedule

     The Sublessor and the Sublessee shall comply with the following Schedule:
(All days to be considered working days.)

        Party
     Responsible                                                 Due Date
     -----------                                                 --------
a.   Sublessee,
     Sublessor           Lease Execution

     Lessor              Lessor's Consent

b.   Sublessee           Sublessee's approval of construction
                         Documents and approval of any           Within 5
                         additional cost.                        days of 2.a.

c.   Sublessor           Construction started by Sublessor.      Within 5 days
                                                                 of 2.b.

d.   Sublessor           Construction completed by Sublessor.    Within 30
                                                                 days of 2.c.

     Sublessor agrees to provide one day's free rent for every day of delay beyond the above occupancy date when due to no fault of the Sublessee. Delays caused by Sublessee may delay the occupancy date but will not delay the commencement date. The Sublessee understands that if changes are made in the initial requirements given to the Sublessor, then a period of delay may be incurred. If delays are incurred due to Sublessee-initiated changes or Sublessee-required holdups to evaluate changes, the commencement date shall not be adjusted.

     NOTE: All correspondence to be sent by overnight service or local courier as required.

3.   The Work

     The Sublessor shall furnish, install and perform completely all of the work shown on the Drawings unless otherwise noted. The Sublessor shall be fully responsible for all matters that must be accomplished to complete the work in accordance with provisions of the Lease, filing plans and other required documentation with the proper governmental authorities, securing all necessary permits and monitoring all aspects of the work.

4.   Sublessor's Building Standard Improvements

     A.   Building Standard Partitions

     The Building Standard partition assembly for interior spaces extends to the underside of the suspended ceiling. It consists of 3 5/8 metal studs 24" on center, with one layer of 1/2" drywall prepared for painting on each side of studs. All partitions between tenants and exit corridors shall extend to the underside of the floor structure above with suitable openings to accommodate air conditioning and pipework. Sublessee shall only bear the costs for one-half of the demising wall to the Subleased Premises. Demising partitions consist of 3 5/8" metal studs 24" on center, with one layer of drywall prepared for painting on each side of studs and sound attenuation blankets. Existing partitions as per the Drawings shall remain.

     B.   Ceilings

     Building Standard ceilings provided by Sublessor are 2' x 2' suspended acoustical ceiling tile with an exposed slotted profile grid element. Replacement of broken or damaged ceiling tiles shall be an expense chargeable against the Improvement Allowance.

     C.   Doors and Frames

     Entrance Doors are full height, 3'0" wide veneer solid core wood doors, fire rated as required. The door will be stained and finished with polyurethane and the frame will be painted. The doors are undercut to allow for the Building Standard carpet.

     Interior doors are similar to the entrance doors, but non-rated and installed in knockdown metal frames or welded frames as currently exists in the Subleased Premises. Sublessor shall provide doors for the Subleased Premises which are in reasonably the same condition as currently exists in the Subleased Premises at no additional cost to Sublessee.

     D.   Hardware

     The latch set is design lever handle in polished chrome. Each Sublessee entry door shall be provided with four four-ball bearing polished chrome butt hinges and a wall stop. On lockset, keyed to the building master key system, shall be provided for each entrance door. Two keys will be provided for each entrance door; additional keys may be purchased by Sublessee from the Lessor. All entrance doors to public corridors shall have surface mounted door closers.

     E.   Flooring

     The Sublessee has the option of selecting from the Building Standard carpet, furnished and installed (glued down) at the Sublessor's expense. Four inch high vinyl wall base is included along all partitioning.

     F.   Painting

     All partitions, door frames and column enclosures shall be painted. All non-metallic surfaces shall receive one coat of primer and one flat finish coat, except doors which receive a stain and a coat of polyurethane. All metal surfaces have a factory applied shop coat which shall receive an enamel primer and an enamel semi-gloss finish coat. Colors in the Sublessee space shall be selected by Sublessee from the Building Standard samples with no more than two
(2) color breaks in any one room.

     G.   Window Covering

     Thin-type (1") horizontal blinds currently exist in each window.

     H.   Electrical Outlets

     120v Duplex outlets installed in partitions shall be provided in locations designated by the Sublessee. Under-floor electrical outlets can be provided at the expense of the Sublessee.

     I.   Communications Wiring

     Telephone outlets installed in partitions shall be provided in locations designated by Sublessee. Telephone outlets have empty conduit terminating above the suspended ceiling. Under-floor telephone outlets can be provided at the cost of the Sublessee.

     All communications wiring shall be done by the Sublessee's communications contractor at the direction and expense of the Sublessee. Sublessor has no responsibility for said work which must, however, (1) meet Building Standard criteria and local codes and not conflict with the progress of the building and
(2) be performed by installers who are licensed for the installation of communications system. Any damage caused by Sublessee's contractor shall be the liability of the Sublessee. Any additional communications conduit required shall be installed by the Sublessor's contractor at the Sublessee's expense.

     J.   Lighting

     Building Standard light fixtures currently exist in the Subleased Premises. All lighting shall be in accordance with Building Standard as outlined by the Architect.

     K.   HVAC

     Provided that the allowance for interior partitioning is not exceeded, all engineering and installation of heating and cooling systems for standard office space will be provided by the Sublessor. If additional HVAC diffusers are required due to partitioning quantities in excess of typical office layouts or due to special requirements such as heat producing equipment, then provisions will be made at the Sublessee's expense for special needs such as computer installations served by the Building Standard HVAC.

     L.   Fire Protection System

     The building is equipped throughout with a fire protection sprinkler system, installed in grid pattern. Should the partition layout needed by the Sublessee require relocation of existing sprinkler heads, then the Sublessor will provide four relocations and four additions per 1000 square feet of usable space. Relocations to additions in excess of the allowance will be at the expense of the Sublessee.

5.   Sublessee Improvement Costs

Sublessor shall provide all improvements as shown on the construction drawings to be approved by Sublessee. Sublessor shall provide an allowance of up to Thirty Thousand Four Hundred Sixty-nine and 30/100 Dollars ($30,469.30) ("Sublessor Contribution") to be applied toward cost of improvements. All costs of improvements to Premises shall be an expense chargeable against the improvement allowance. All working drawings shall be approved in writing by Sublessee prior to commencement of construction. Any modifications or changes to the working drawings or work in progress made by Sublessee that result in additional costs shall be approved in writing by Sublessee before any change is made, and shall be paid for by Sublessee prior to occupancy of the Premises. Sublessee shall pay Sublessor all costs in excess of Sublessor Contribution ("Sublessee Contribution") prior to commencement of improvements.

                                UNISYS SUBLEASE
                           ASHFORD PERIMETER BUILDING


                             [FIFTH FLOOR DIAGRAM]


                           4151 ASHFORD DUNWOODY RD.
                               ATLANTA, GA 30319

                                   THE LEASE

        THIS LEASE AGREEMENT, hereinafter referred to as the "Lease", made and entered into as of the 1st of September 1991, between LINCOLN P.C. ASSOCIATES hereinafter referred to as "Landlord" and UNISYS CORPORATION hereinafter referred to as "Tenant".

                                   WITNESSETH

        1. Summary of Lease. The following is a summary of certain portions of the Lease:

        Landlord: LINCOLN P.C. ASSOCIATES

        Landlord's Address: 3405 Piedmont Road, Suite 100
                            Atlanta, Georgia 30305

        Tenant: UNISYS CORPORATION

        Building Address: 4151 Ashford-Dunwoody Road
                          Atlanta, Georgia 30319

        Floor(s) upon which the Premises are Located: 1 - 6

        Term:  10  Years and  0  Months
              ----           ---

        Commencement Date:      September 1, 1991
                                -----------------

        Expiration Date:        August 31, 2001
                                ---------------

        Rent Start Date:        September 1, 1991
                                -----------------

        Base Rent Per Year:     $2,036,998.00, subject to
                                increase as set forth herein
                                ----------------------------

        Base Rent Per Month:    $169,749.83
                                -----------

        Approximate Rentable
           Square Feet
           Within Premises:     110,108
                                -------

        Approximate Rentable
           Square Feet
           Within Project:      285,773
                                -------

        Tenant's Percentage:    38.53%
                                ------

        Security Deposit:       None
                                ----

        Broker:                 None
                                ----

It is understood that the foregoing is intended as a summary of the Lease for convenience only and if there is a conflict between the above summary and any provisions of this Lease hereinafter set forth, the latter shall control.

        2.  Definitions.

        (a) "Building" means the office building located upon certain real property located in Land Lot 33, 18th District, DeKalb County, Georgia, the address of which is 4151 Ashford-Dunwoody Road, Atlanta, Georgia 30319.

        (b) "Premises" means the office space which is located in the Building in accordance with the drawing attached hereto as Exhibit "A".

        (c) "Base Rental" means the initial minimum sum of $2,036,998.00 per annum, as the same may be increased from time to time as follows:

Lease             Annual Rent Rate
Year              Per Square Foot     Annual Rent           Monthly Rent
------------------------------------------------------------------------
 1                $18.50            $?,???,???.??           $169,749.83
 2                $18.50            $?,???,???.??           $169,749.83
 3                $18.50            $?,???,???.??           $169,749.83
 4                $19.12            $?,???,???.??           $1?2,302.00
 5                $19.12            $?,???,???.??           $187,372.05
 6                $20.32            $?,???,???.??           $192,356.85
 7                $21.45            $2,352,233.17           $196,857.76
 8                $21.39            $2,421,350.50           $201,779.21
 9                $22.54            $2,481,384.27           $206,823.69
10                $23.10            $2,543,931.27           $211,994.28

      (d) "Commencement Date" means September 1, 1991.

      (e) "Security Deposit" has been waived by Landlord and Tenant.

      (f) "Common Areas" means those areas of the Building devoted to corridors, elevator foyers, restrooms, mechanical rooms, janitorial closets, electrical and telephone closets, vending areas and other similar facilities provided for the common use or benefit of tenants generally or of the public. Common Areas shall be measured from and to the inside finished surface of exterior Building walls, and from and to the center of any partition walls which separate Common Areas from tenant spaces, including the Premises, and from Service Areas.

      (g) "Service Areas" means those areas within the Building outside walls used for elevator, building stairs, fire towers, elevator shafts, flues, vents, stacks, pipe shafts and vertical ducts (but shall not include any such areas provided or reserved for the exclusive use of a particular tenant). Service areas shall be measured from and to the inside finished surface of exterior Building walls, and from and to the center of any partition walls which separate Service Areas from tenant spaces, including the Premises, and from Common Areas.

      (h) "Exterior Common Areas" means all areas not located within the Building provided and maintained for the common use and benefit of Landlord and tenants of the Building (or multi-building project) generally, and the employees, invitees and licensees of Landlord and such tenants, including, without limitation, parking areas whether enclosed or not, streets, sidewalks, and landscaped areas.

      (i) "Rentable Area" of the Premises means (1) the gross area thereof as measured from and to the inside surface of the outer glass of the exterior Building walls, and from and to the center of any partition walls which separate the Premises from adjoining tenant, Common Areas, and Service Areas; and (2) the pro rata part of the Common Areas of the Building applicable to the Premises in the proportion that the area of the Premises as calculated by the method described in (1) above bears to the total Rentable Area of the Building as calculated by the same method. Rentable Area shall not include Service Areas.

      (j) "Basic Costs" as used herein means all expenses, costs and disbursements (but not repayment of debt or replacement of capital investment items other than those elsewhere herein expressly included, nor specific costs especially billed to and paid by other tenants of the Building) of every kind and nature which Landlord shall pay or become obligated to pay because of, or in connection with, the ownership and operation of the Building and the Exterior Common Areas, including but not limited to the following: (i) Wages and salaries, including payroll taxes, workers' compensation, insurance premiums, and all other employment costs to Landlord of all employees engaged in operating and maintaining the Building, and that part of central accounting costs which are applicable to the Building; (ii) cost of all supplies and materials used in operation and maintenance of the Building; (iii) cost of all utilities for the Building including the cost of water, sewer, gas, oil and electric and other power (but excluding any utility costs reimbursed directly by tenants to Landlord other than in the nature of additional rental payments similar to those required by Tenant under this Lease); (iv) cost of all maintenance and service agreements for the Building and the equipment therein, including, but not limited to security service, window cleaning, janitorial service, elevator maintenance, maintenance of heating, ventilation and air-conditioning equipment, plumbing, controls, locks, alarms and all other parts of the Building; (v) cost of all insurance relating to the Building or rents therefrom including, but not limited to, the cost of casualty and liability insurance applicable to the Building and to Landlord's personal property used in connection with the Building; (vi) charges, whether federal, state, county or municipal, and whether they be by taxing districts, or taxes, and assessments, attributable to the Building, its operation, or any tax in the nature of a gross receipts tax imposed on rentals (but excluding fines and penalties resulting from the failure of Landlord to make timely payment of the same); (vii) cost of repairs and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and alteration attributable solely to tenants of the Building, other than Tenant); (viii) amortization of the cost of installation of capital improvements or other capital items which are primarily for the purpose of reducing operating costs or which may be required by governmental authority, as reasonably amortized by Landlord and (ix) management fees. The Basic Costs of the Building shall be computed on the accrual basis and shall be all Basic Costs incurred by Landlord to maintain all facilities of the Building in operation during all or part of the Base Year, together with such additional or substitute facilities in subsequent years as may be determined by Landlord to be necessary. In determining the amount of Basic Costs (for 1993 and any subsequent year), for the purpose of this Paragraph, in the event that less than 95% of the Rentable Area of the Building shall have been occupied by tenants and fully used by them at any time during the year, Basic Costs shall be increased to an amount equal to the like operating expense which would normally be expected to be incurred had such occupancy been 95% of the Rentable Area and had such full utilization been made during the entire period.

     3. Lease Grant. Subject to and upon the terms herein set forth, Landlord leases to Tenant and Tenant leases from Landlord the Premises for the Lease Term. Tenant is hereby granted only a usufruct, not subject to levy or sale; no estate for years nor other estate shall pass from Landlord on account thereof. The Premises are stipulated for all purposes to contain 110,108 square feet of Rentable Area.

     4. Lease Term. This Lease Term is for a term or period of time commencing at 12:01 a.m. on the Commencement Date, and continuing thereafter for the next 10 years thereafter.

     5. Use. The Premises shall be used for office purposes, and for demonstration, training and general storage purposes incidental thereto, and for no other purpose. Tenant agrees not to use, or permit the use of, the Premises for any purpose which is illegal, or which constitutes or creates a nuisance, or which would increase the cost of insurance coverage with respect to the Building, or which tends to reduce the value of the Building or reduce the attractiveness of the Building to other tenants. Landlord represents to Tenant that as of the date of this Lease, the Building is zoned under an appropriate zoning classification under the zoning ordinance of DeKalb County, Georgia that allows use of the Building for office use.

     6.   Base Rents.

          (a) Tenant agrees to pay to Landlord, without any demand, setoff or reduction whatsoever, the Base Rental and all such other sums of money as shall become due hereunder as traditional rent, all of which are sometimes hereinafter collectively called "rent". In advance in equal monthly installments on the first day of each calendar month during the Lease Term to Landlord at Landlord's address provided herein (or such other address as may be designated by Landlord in writing from time to time). If the term of this Lease commences on a day other than the first day of a month or terminates on a day other than the last day of a month then the amount of the installments of Base Rental and any adjustments thereto for such month or months shall be prorated, based on the number of days the Lease is in effect during such month.

          (b) All installments of rent not paid within five (5) days after the date when due shall bear interest at the rate of one and one-half percent (1-1/2%) per month, or the maximum rate permitted by law, whichever is lower.

     7.   Additional Rent.

          (a) The Rentable Area in the building is stipulated to be 285,773 square feet. Tenant shall, from time to time during the term of the Lease, pay as additional rent hereunder, an amount, per each square foot of Rentable Area within the Premises, equal to the excess ("Excess") in actual Basic Costs, over the actual 1993 Basic Costs per square foot of Rentable Area in the Building. Commencing on the fourth (4th) anniversary of the date of this Lease, Tenant shall begin paying the Excess in accordance with the provisions of this paragraph.

          (b) Landlord shall also have the right to make a good faith estimate of the Excess for each upcoming calendar year and upon thirty (30) days' notice to Tenant to require the monthly payment by Tenant of one-twelfth (1/12th) of such estimated Excess, but in no event shall any such estimate be based on Basic Costs which exceed the actual Basic Costs for the previous calendar year.

          (c) By April 1 of each calendar year following the year during which the Lease Term begins, or as soon thereafter as practical, Landlord shall furnish to Tenant a statement of Landlord's actual Basic Costs for the previous calendar year, and Landlord shall notify Tenant of the amount of the Excess owing by Tenant to Landlord, showing the calculations thereof which result from such statement. Tenant agrees to promptly pay Landlord, as additional rent, all Excess which has not been previously paid as estimated Excess. If for any calendar year additional rent collected for the prior year, as a result of Landlord's estimate of Excess, is greater than the additional rent actually due during such prior year, then Landlord shall refund to Tenant any such overpayment.

          (d) Notwithstanding the foregoing provisions of this Lease to the contrary, for purposes of calculating the Excess under this Lease, in no event shall Controllable Basic Costs be increased in any calendar year after 1993 by more than five (5%) of the Controllable Basic Costs for the previous calendar year. For purposes hereof, "Controllable Basic Costs" shall mean all Basic Costs other than those enumerated in subsections (iii), (v), (vi) and (viii) of paragraph 2(j) of this Lease.

          9. Services to be Furnished by Landlord. Landlord agrees to furnish Tenant the following services, subject to any limitations which may be imposed thereon from time to time by any governmental authority:

          (a) Hot and cold water at those points of supply provided for general use of other tenants in the Building, and heating and air conditioning in season, at such temperatures, and during such business hours as are deemed standard by Landlord from time to time; however, heating and air-conditioning services at times other than for normal business hours for the Building (which for purposes of this Lease shall be 7:00 o'clock a.m. to 6:00 o'clock p.m. Monday through Friday, excluding holidays, and 8:00 o'clock a.m. to 12:00 o'clock noon on Saturday, excluding holidays) shall be furnished only at Landlord's discretion upon the written request of Tenant delivered to Landlord prior to 3:00 p.m. at least three (3) days in advance of the date such usage is requested. Tenant shall bear the entire cost of such requested additional service, but such cost shall not exceed Landlord's actual cost, which cost shall not be increased except as a result of the increase in the cost of utilities supplied by the applicable utility company.

          (b) Routine maintenance and electric lighting service for all Common Areas and Service Areas of the Building in the manner and to the extent deemed by Landlord to be standard.

          (c) Janitor service, Mondays through Fridays, but exclusive of normal business holidays substantially in accordance with Landlord's Building Standard specifications; except that, if Tenant's floor covering or other improvements require special treatment, Tenant shall pay the additional cleaning cost attributable thereto as additional rent upon presentation of a statement therefore by Landlord.

          (d) Subject to the provisions of Paragraph 13, Building Standard facilities to provide electrical current sufficient to illuminate the Premises and for the operation of small office machines by Tenant in its use and occupancy of the Premises.

          (e) All Building Standard fluorescent bulb replacement in the Premises and fluorescent and incandescent bulb replacement in the Common Areas and Service Areas.

          (f) Access to the Building may be regulated during other than normal business hours in such manner as Landlord deems appropriate; however, Tenant and its employees shall have access to the Premises 24 hours a day, 7 days a week. Landlord, however, shall have no liability to Tenant, its employees, agents, invitees or licensees for losses due to theft or burglary, or for damages or injuries done by unauthorized persons on the Premises and neither shall Landlord be required to insure against any such losses. Tenant shall cooperate fully in Landlord's efforts to regulate access to the Building.

          The failure by Landlord to any extent to furnish, or the interruption or termination of, the above-described services in whole or in part resulting from causes beyond the reasonable control of Landlord shall not render Landlord liable in any respect, not be construed as an eviction of Tenant, nor cause an abatement of rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof. Should any of the equipment or machinery used in the provision of such services for any cause cease to function properly, Tenant shall have no claim for offset or abatement of rent or damages on account of an interruption in service occasioned thereby or resulting therefrom. Notwithstanding the foregoing, in the event of any interruption or termination or the electrical or heating and air conditioning services to be provided by Landlord under this Lease, and as a result any portion of the Premises is untenantable for a period of more than fifteen (15) consecutive business days, then all Base Rent with respect to such portion of the Premises so rendered untenantable shall abate until such time as such services are restored to the extent such portion of the Premises is once again tenantable.

          9. Monument Sign. Landlord shall cause to be constructed, subject to and in accordance with applicable laws, a monument sign to be located along Ashford-Dunwoody Road, the size, location and design of such monument sign to be mutually approved by Landlord and Tenant, such approvals not to be unreasonably withheld or delayed. In no event, however, shall Landlord be obligated to expend more than $10,000.000 for the design, construction and installation of such monument sign. Upon the completion of construction and installation of such monument sign, Landlord shall be entitled to remove and dispose of the signage of Tenant located on the exterior of the Building.

          10. Graphics. Landlord shall provide and install, at Tenant's cost, all letters or numerals on doors in the Premises, all such letters and numerals shall be in the standard graphics for the Building and no others shall be used or permitted on the Premises without Landlord's prior written consent, such consent not to be unreasonably withheld.

          11. Care of Premises by Tenant. Tenant agrees not to commit or allow any waste to be committed on any portion of the Premises, and at the termination of this Lease to deliver up the Premises to Landlord in as good condition as at the Commencement Date, ordinary wear and tear excepted.

          12. Repairs and Alterations by Tenant. Tenant covenants and agrees with Landlord, at Tenant's own cost and expense and with prior notice from Landlord to Tenant for the need for such repair, to repair or replace any damage done to the Building, or any part thereof, caused by Tenant or Tenant's agents, employees, or contractors, and such repairs shall restore the Building to as good a condition as it was in prior to such damage, and shall be effected in compliance with all applicable laws; provided, however, that if Tenant fails to make such repairs or replacements promptly, the Landlord may, at its option, make repairs or replacements, and Tenant shall pay the cost thereof to the Landlord on demand as additional rent. Tenant agrees with Landlord not to make or allow to be made any alterations to the Premises, install any vending machines on Premises, or place signs on the Premises, which are visible from outside the Premises, without first obtaining the written consent of Landlord in each such instance, which consent may be given on such conditions as Landlord may elect; provided, however, that Landlord shall not unreasonably withhold such consent with respect to (i) vending machines wholly within the Premises and not visible from public areas of the Building and (ii) alternations that do not affect the structural components or the mechanical, plumbing or electrical systems of the Building. Any and all alterations to the Premises shall become the property of Landlord upon the expiration or earlier termination of this Lease (but not for movable equipment, trade fixtures or furniture owned by Tenant), but Landlord may, nonetheless, require Tenant to remove any and all fixtures, equipment and other improvements installed by Tenant on the Premises upon the expiration or earlier termination of this Lease; provided, however, that with respect to any improvements, Landlord shall not have the right to require Tenant to remove any improvements installed by Tenant unless such improvements were installed without the consent of Landlord or at the time of the consent Landlord notified Tenant that such improvements would be required to be removed at the end of the Lease Term. In the event that Landlord so elects, and Tenant fails to remove such improvements, Landlord may remove such improvements at Tenant's cost, and Tenant shall pay Landlord on demand the cost of restoring the Premises to Building Standard.

     13. Use of Electrical Services by Tenant. Tenant's use of electrical services furnished by Landlord shall not exceed, either in voltage, rated capacity or overall load that which Landlord deems to be Building Standard. Building Standard does not include electricity used to operate any item of electrical equipment which singly consumes more than 0.25 kilowatts at rated capacity or which requires a voltage other than 120 volts single phase. In the event Tenant shall request that it be allowed to consume electrical services in excess of that deemed by Landlord to be Building Standard, Landlord may refuse to consent to such usage if the electrical systems of the Building are not capable of sustaining such usage, or may consent upon such conditions as Landlord reasonably elects, including the requirement that submeters be installed at Tenant's expense, that Tenant pay the cost of the excess electricity used, and, if the operation of such equipment requires modification to the Building systems or additional air-conditioning capacity above that provided by the Building Standard systems then the cost of such modifications and any additional air-conditioning installation and operation costs shall be paid by Tenant.

     14. Parking. During the Lease Term, Tenant shall have the non-exclusive use in common with Landlord, other tenants of the Building (or project in which the Building is located in a multi-building project), their guests and invitees, of the nonreserved common automobile parking areas, driveways, and footways, subject to rules and regulations for the use thereof as prescribed from time to time by Landlord. Notwithstanding the foregoing, fourteen (14) parking spaces shall be designated by Landlord, at Tenant's expense, for the exclusive use of Tenant and Tenant's invitees, in substantially the location set forth on Exhibit "B" hereto.

     15. Laws and Regulations. Tenant agrees to comply with all applicable laws, ordinances, rules and regulations of any governmental entity or agency having jurisdiction of Premises.

     16. Building Rules. Tenant will comply with the rules of the Building as set forth herein as adopted and amended by Landlord from time to time, and will cause all of its agents, employees, and contractors to do so.

     17. Entry by Landlord. Tenant agrees to permit Landlord or its agents or representatives to enter into and upon any part of the Premises at all reasonable hours upon prior reasonable notice (and in emergencies at all times) to inspect the same, or to show the Premises to prospective purchasers, mortgagees, tenants or insurers, to clean or make repairs, alterations, or additions thereto, and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof.

     18.  Assignment and Subletting.

     (a) Tenant covenants that it will not assign, sublease, transfer or encumber this Lease or any interest therein without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

     (b) Fifty percent (50%) of all cash or other proceeds of any assignment, sale or sublease of Tenant's interest in this Lease in excess of the rent required to be paid by Tenant hereunder (on a per square foot basis), shall be paid to Landlord, whether consented to by Landlord or not, unless Landlord agrees to the contrary in writing, and Tenant hereby assigns all rights it might have or ever acquire in any such proceeds to Landlord. Tenant may deduct from such proceeds (prior to calculating the split of such proceeds as provided above) reasonable, ordinary and necessary costs and expenses incurred in connection with the negotiation of a sublease, assignment or sale of Tenant's interest including any reasonable leasing commission if actually incurred by Tenant and paid to a licensed real estate broker which is unaffiliated with Tenant. The above notwithstanding, the rent due under this lease shall in no event be reduced.

          19. Mechanic's Liens. Tenant covenants that it will not permit any mechanic's lien or liens to be placed upon the Premises or the Building. Nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any person for the performance of any labor or the furnishing of any material to the Premises, or any part thereof, nor as giving Tenant any right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to any mechanic's or other liens against the Premises. In the event any such lien is attached to the Premises and is not removed of record by payment or by bonding in accordance with Georgia law within fifteen (15) days after the date Tenant becomes aware of the same, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same. Any amount paid by Landlord for any of the aforesaid purposes shall be paid by Tenant to Landlord on demand as additional rent.

          20. Property Insurance. Landlord shall maintain fire and extended coverage insurance on the Building and the Premises in such amounts as Landlord's mortgagees shall require. Such insurance shall be maintained at the expense of Landlord (as a part of the Basic Costs), and payments for losses thereunder shall be made solely to Landlord or the mortgagees of Landlord as their interests shall appear. Tenant shall maintain at its expense, in an amount equal to full replacement cost, fire and extended coverage insurance on all of its personal property including removable trade fixtures, located in the Premises, in such additional amounts as are required to meet Tenant's obligations pursuant to Paragraph 22 hereof. Tenant shall, at Landlord's request from time to time, provide Landlord with current certificates of insurance evidencing Tenant's compliance with this Paragraph 20 and Paragraph
21. Tenant shall obtain the agreement of Tenant's insurers to notify Landlord that a policy is due to contain waiver of subrogation clauses as to the other party.

          21. LIABILITY INSURANCE. Tenant and Landlord shall, each at its own expense, maintain a policy or policies of comprehensive general liability insurance with respect to the respective activities of each in the Building, and the Exterior Common Areas (or within the project if the Building is located in a multi-building project) with the premiums thereto fully paid on or before due date, issued by and binding upon some insurance company approved by Landlord, such insurance to afford minimum protection of not less than $1,000,000.00 combined single limit coverage for death or bodily injury, and $100,000.00 for property damage.

          22. Indemnity. Landlord shall not be liable to Tenant, or to Tenant's agents, servants, employees, customers, or invitees for any injury to person or damage to property caused by any act, omission, or neglect of Tenant, its agents, servants or employees, invitees, licensees or any other person entering the Building under the invitation of Tenant or arising out of the use of the Premises by Tenant and Tenant hereby indemnifies and agrees to hold Landlord harmless from all liability and claims for any such damage or injury. Tenant shall not be liable to

Landlord or to Landlord's agents, servants, employees, customers or invitees for any injury to person or damage to property caused by any act, omission or neglect of Landlord, its agents, servants or employees, and Landlord hereby indemnifies and agrees to hold Tenant harmless from all liability and claims for any such injury or damage; provided, however, that the foregoing indemnification of Landlord shall not be deemed or construed to deny Landlord the benefit of the insurance required to be carried by Tenant for the benefit of Landlord and Tenant pursuant to Paragraph 21 above with respect to any such claim or liability.

          23. Waiver of Subrogation Rights. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action, or cause of action, against the other, its agents, officers, or employees, for any loss or damage that may occur to the Premises, or any improvements thereto, or the Building of which the Premises are a part, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause(s) which are insured against under the terms of the standard fire and extended coverage insurance policies referred to herein, regardless of cause or origin, including negligence of the other party hereto, its agents, officers, or employees.

          24. Casualty Damage. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged that, in Landlord's good faith estimation, the time required to repair and reconstruct the Building shall exceed one hundred eighty (180) days from the date of the casualty (whether or not the Premises shall have been damaged by such casualty), or in the event any mortgagee of Landlord's should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt, or in the event of any material loss to the Building that would not be covered by fire and extended coverage insurance commonly carried for commercial properties such as the Building, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days of the date of the casualty.

          If Landlord does not thus elect to terminate this Lease, Landlord shall commence and proceed with reasonable diligence to restore the Building to substantially the same condition in which it was immediately prior to the happening of the casualty, except that Landlord shall not be required to spend for such work an amount in excess of the insurance proceeds actually received by Landlord as a result of the casualty.

          Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a proportional diminution of rent during the time and to the extent the Premises are unfit for occupancy. If the Premises or any other portion of the Building be damaged by fire or other casualty resulting from the fault or negligence of Tenant or any of Tenant's agents, employees, or invitees, the rent hereunder shall not be diminished during the repair of such damage and Tenant shall be liable to Landlord for the cost of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by insurance proceeds.

          25. Condemnation. If the whole or substantially the whole of the Building or the Premises should be taken for any public or quasi-public use, by right of eminent domain or otherwise, or should be sold in lieu of condemnation, then this Lease shall terminate as of the date when physical possession of the Building or the Premises is taken by the condemning authority. If less than the whole or substantially the whole of the Building or the Premises is thus taken or sold. (Landlord whether or not the Premises are affected thereby) may terminate this Lease by giving written notice thereof to Tenant: in which event this Lease shall terminate as of the date when physical possession of such portion of the Building or Premises is taken by the condemning authority. If this Lease is not so terminated upon any such taking or sale, the Base Rental payable hereunder shall be diminished by an equitable amount, and Landlord shall restore the Building and the Premises as much as possible to substantially their former condition, to the extent condemnation proceeds are made available by the holder of any mortgage or deed to secure debt on the Building, but Landlord shall in no event be required to spend for such work an amount in excess of the amount received by Landlord as compensation for such damage. All amounts awarded upon a taking of any part or all of the Building or the Premises shall belong to Landlord, and Tenant shall not be entitled to and expressly waives all claims to any such compensation.

     26. Damages from Certain Causes. Landlord shall not be liable to Tenant for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, casualty, water damage of whatsoever nature, vandalism, court order, requisition, or order of governmental body or authority or by any other cause beyond the control of Landlord, nor shall Landlord be liable for any damage or inconvenience which may arise through repair or alteration of any part of the Building, Exterior Common Areas, or Premises so long as Tenant continues to have access to and from the Premises (unless such continued access during such repair would endanger persons in the Premises).

     27.  Events of Default/Remedies.

     (a) The following events shall be deemed to be events of default by Tenant under this Lease: (i) Tenant shall fail to promptly pay any rent or other sum of money due hereunder within five (5) days after receipt of written notice from Landlord to Tenant of such failure; (ii) Tenant shall fail to comply with any other provision of this Lease within thirty (30) days after receipt of written notice from Landlord to Tenant of such failure or, if such failure shall be incapable of cure within thirty (30) days, Tenant shall not commence to cure such failure within such thirty (30) day period and continuously prosecute the performance of the same to completion with due diligence; (iii) the leasehold hereunder demised shall be taken on execution or other process of law in any action against Tenant; (iv) a default or event of default shall occur under that certain Lease dated August 29, 1984 between Landlord and Tenant, as amended by the ten (10) amendments thereof existing as of the date of this Lease, and as thereafter amended; (v) Tenant shall fail to promptly move into and take possession of the Premises when the Premises are ready for occupancy, or shall abandon any substantial portion of the Premises; (vi) Tenant shall become insolvent or unable to pay its debts as they become due, or Tenant notifies Landlord that it anticipates either condition; (vii) Tenant takes any action to, or notifies Landlord that Tenant intends to file a petition under section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any State thereof; or a petition shall be filed against Tenant under any such statute; or (viii) a receiver or trustee shall be appointed for Tenant's leasehold interest in the Premises or for all or a substantial part of the assets of Tenant. If Landlord shall not be permitted to terminate this Lease as hereinabove provided because of the provisions of Title II, of the United States Code relating to Bankruptcy as amended ("Bankruptcy Code"), then Tenant or any trustee for Tenant agrees promptly, within no more than sixty (60) days upon request by Landlord to the Bankruptcy Court, to assume or reject this Lease. In such event. Tenant or any trustee of Tenant may assume this Lease only if it (i) cures or provides adequate assurance that the trustee will promptly cure any default hereunder and (ii) compensates or provides adequate assurance that Tenant will promptly compensate Landlord for any actual pecuniary loss to Landlord resulting from Tenant's default.

      (b) Upon the occurrence of any event or events of default by Tenant, whether enumerated in this Paragraph or not, Landlord shall have the option to pursue any one or more of the following remedies without being deemed to have made an election of remedies and without any further notice or demand for possession whatsoever (and without limiting the generality of the foregoing, Tenant hereby specifically waives notice and demand for payment of rent or other obligations due and waives any and all other notices or demand requirements imposed by applicable law); (i) terminate this Lease in which Tenant shall immediately surrender the Premises to Landlord; (ii) terminate Tenant's right to occupy the Premises (without terminating this Lease); (iii) enter upon the Premises and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant's obligations under this Lease; and (iv) exercise all other remedies available to Landlord at law or in equity, including, without limitation, injunctive relief of all varieties.

      In the event Landlord elects to reenter or take possession of the Premises after Tenant's default, Tenant hereby waives notice of such reentry or repossession and of Landlord's intent to reenter or retake possession, Landlord may, without prejudice to any other remedy which he may have for possession or arrearages in rent, expel or remove Tenant and any other person who may be occupying said Premises or any part thereof. All Landlord's remedies shall be cumulative and not exclusive. Forbearance to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default, or of any future defaults, or to limit Landlord's right to require strict compliance by Tenant with the provisions of this Lease.

      (c) Tenant hereby covenants that, prior to the exercise of any such remedies, it will give the mortgagees holding mortgages on the Building notice and a reasonable time to cure any default by Landlord provided Tenant has been furnished with the name and address of such mortgagees.

      (d) If this Lease is terminated by Landlord pursuant to the provisions of Paragraph 27, Tenant shall pay to Landlord as damages, either:

            (i) a sum which represents the then excess, if any, of (a) the aggregate amount of the rental due and reserved hereunder from the date of Tenant's default to the expiration date of the fully stated term hereof over (b) the aggregate rental value of the Premises for the same period as reduced by the estimated cost of reletting the Premises, including attorneys' fees, commission, alterations and repair costs; or

            (ii) sums equal to the rent which would have been payable by Tenant had this Lease not been so terminated, or had Landlord not so reentered the Premises, payable upon the due dates therefor specified herein, provided, however, that if Landlord shall relet the Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease and/or in reentering the Premises and in securing possession thereof, as well as the expenses of reletting, including, without limitation, altering and preparing the Premises for new tenants, brokers' commissions, legal fees, and all other expenses properly chargeable against the Premises and the rental therefrom, it being understood that any such reletting may be for a period shorter or longer than the remaining term of this lease; but in no event shall Tenant be entitled to a credit for any net rents from a re-letting, except to the extent set forth hereinabove.

          In the event of such termination of this Lease by Landlord as set forth above, Landlord shall make reasonable good faith efforts to mitigate its damages, but "reasonable good faith efforts" shall be deemed to have been made if Landlord includes the Premises within Landlord's customary marketing activities for Landlord's other vacant space in the Building. Nothing contained herein shall require Landlord to give priority or preference to re-letting the Premises ahead of other vacant space (either in the Building or in other Buildings) owned or controlled by Landlord or its affiliates.

          28. Peaceful Enjoyment. Tenant shall, and may peacefully have, hold, and enjoy the Premises, subject to the other terms hereof, provided that Tenant pays the rent and other sums herein recited to be paid by Tenant and performs all of Tenant's covenants and agreements herein contained. This covenant and any and all other covenants of Landlord shall be binding upon Landlord and its successors only with respect to breaches occurring during its or their respective period of ownership of the Building.

          29. Surrender of Premises. Upon termination of this Lease for any reason whatsoever, Tenant shall surrender the premises and keys thereof to Landlord in the same condition as at commencement of the term, natural wear and tear only excepted. Should Tenant refuse or fail to surrender the Premises upon the expiration of the lease term or earlier termination thereof, Tenant shall be a tenant at sufferance and shall pay to Landlord on demand each month a sum equal to 135% of the rent due hereunder during such holdover period; provided that there shall be no renewal of this Lease by operation of law.

          If Tenant remains in possession after the expiration of the term hereof with Landlord's acquiescence and without any distinct agreement of parties, Tenant shall be a tenant at will, and there shall be no renewal of this Lease by operation of law. Notwithstanding the notice provision of O.C.G.A.
Section 44-7-7, as the same may be now or hereafter amended, such tenancy at will may be terminated upon sixty (60) days notice from Landlord.

          30. Subordination, Estoppel, Attornment. This Lease shall be subject and subordinate to any mortgage, deed to secure debt or other lien presently existing or hereafter arising upon the Premises or upon the Building, or the exterior Common Areas, and to any renewals, refinancing and extensions thereof (each, a "Mortgage"). At the request of any successor to the title or interests of Landlord, Tenant shall attorn to such successor. The subordination of this Lease to any Mortgage, and the attornment of Tenant to the holder of any Mortgagee, is conditioned upon an express agreement contained in such Mortgage, or in a separate instrument to be recorded, that enforcement of such Mortgage shall not terminate this Lease or disturb Tenant in the possession and use of the Premises (except in the case where Tenant is in default beyond the period, if any, provided in this Lease to remedy such default), that any party succeeding to the interest of Landlord as a result of the enforcement of any Mortgage shall be bound to Tenant, and Tenant shall be bound to it, under all the terms, covenants, and conditions of this Lease for the balance of the term of this Lease with the same force and effect as if such party were the original Landlord under this Lease; provided, however, that such party shall not be liable (i) for any act or omission of any prior Landlord, or (ii) subject to any offsets or defenses which Tenant may have had against any prior Landlord, or (iii) bound by any monies which Tenant might have paid for more than the current month's rent or any prepaid estimates of the excess to any prior Landlord, or (iv) bound by any amendment or modification of this Lease made without the prior written consent of the holder of the Mortgage. Upon the request of Landlord, Tenant agrees to execute a subordination, nondisturbance and attornment agreement incorporating the provisions set forth above and otherwise in form reasonably acceptable to Landlord and Tenant. Tenant agrees that it will from time to time upon request by Landlord execute and deliver to such persons as Landlord shall request a statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which rent and other charges payable under this Lease have been paid, stating that Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default) and further stating such other matters as may be reasonably requested.

     31. No Implied Waiver. The failure of Landlord to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or relinquishment thereof for the future. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of rent due under this Lease shall be deemed to be other than on account of the earliest rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord's right to recover the balance of such rent or pursue any other remedy in this lease provided.

     32.  Security Deposit. [INTENTIONALLY OMITTED].

     33. Notice. Any notice in this Lease provided for must be in writing, and may be given or be served either by depositing the same in the United States mail, postpaid and certified and addressed to the party to be notified, with return receipt requested, or by actually delivering the same addressed to the party to be notified at the address stated below or at such other address as may from time to time be designated by the addressee by notice given in accordance herewith. Notice deposited in the mail in the manner hereinabove described shall be deemed received upon the date of receipt as indicated on the return receipt. In the event delivery by mail cannot be made or is refused, the date of mailing shall be deemed to be the date of receipt of the notice.

     34. Severability. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

     35. Governing Law. This lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the State of Georgia.

     36. Force Majeure. Whenever a period of time is herein prescribed for the taking of any action by Landlord,

Landlord shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, fire, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the control of Landlord.

        37.  Time of the Essence. Time is of the essence of this Lease.

        38. Transfers by Landlord. Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Building and property referred to herein, and in such event and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.

        39. Commissions. Landlord and Tenant hereby indemnify and hold each other harmless against any loss, claim, expense or liability with respect to any commissions or brokerage fees claimed on account of the execution and/or renewal of this lease due to any action of the indemnifying party.

        40. Liability. Landlord shall have no personal liability with respect to its obligations under this Lease. Tenant shall look solely to Landlord's equity in the Building and exterior Common Areas for satisfaction of Tenant's remedies. In no event shall Landlord's liability exceed such equity.

        41. Hazardous Substances. Tenant shall not cause or permit any hazardous, toxic or dangerous substances (as defined or described in any applicable federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning hazardous, toxic or dangerous substances) to be brought upon, kept or used in or about the Premises or the Building. Tenant shall indemnify and hold Landlord harmless from and against any and all claims, judgments, demands, penalties, fines, losses and costs and expenses incurred by Landlord during or after the term of this Lease as a result of such hazardous, toxic or dangerous substances that Tenant causes or permits to be brought upon, kept or used in or about the Premises or the Building during the term of this Lease. Landlord represents to Tenant, to Landlord's actual knowledge and based solely upon Landlord's review of its existing Phase I environmental audit of the Building prepared by BCM, dated February 1991, that no radon, asbestos or other material defined as hazardous under any existing applicable local, state or federal laws or regulations as of the date hereof is contained within the Premises of the Building or upon the land on which the Building is located.

        42. Option With Respect to Basement Space. Tenant shall have the option to lease from Landlord, commencing on November 1, 1994, approximately 5,230 square feet of storage space in the basement of the Building at an annual rent of $8.00 per square foot of space for the then remaining term of this Lease. Such rent shall be payable in advance in equal monthly installments in the same manner as Base Rent is paid. Such option may be exercised by Tenant's giving written notice to Landlord at any time before October 1, 1994. In the event Tenant so exercises the option contained in this paragraph, Tenant shall have the right at any time after November 1, 1994, by written notice to Landlord, to cancel Tenant's use of such basement space upon no less than ninety
(90) days prior written notice to Landlord.

        43. Satellite Dish. The provisions attached hereto as Exhibit "D" regarding Tenant's satellite dish are incorporated herein by reference.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in multiple counterparts each of which shall be deemed an original as of the day and year first above written.

ADDRESS:                               LANDLORD:

The Lincoln Property Company           LINCOLN P.C. ASSOCIATES
1405 Piedmont Road, Suite 110
Atlanta, Georgia 30305                 By:  Lincoln Atlanta No. 3,
Attn:  Property Manager                     Ltd., its general partner

                                            By  /s/ [SIGNATURE ILLEGIBLE]
                                                --------------------------
                                                Title:

ADDRESS:                               TENANT:

Unisys Corporation                     UNISYS CORPORATION
P.O. Box 500
Township Line & Union
Meeting Roads                          By:   [SIGNATURE ILLEGIBLE]
Blue Bell, Pennsylvania 19424              -------------------------
Attn:  Lease Administrator                 Title:

With a copy to:                        ATTEST:

Unisys Corporation
P.O. Box 500                           By:   [SIGNATURE ILLEGIBLE]
Township Line & Union                      --------------------------
Meeting Roads                              Title: Assistant Secretary
Blue Bell, Pennsylvania 19424
Attn:  Law Department                           (CORPORATE SEAL)


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                                  EXHIBIT "B"

                                                                     EXHIBIT "C"

                            SATELLITE DISH AGREEMENT

          1. During the term of this Lease, Tenant shall have the right to use the space currently used by Tenant on the roof of the Building (the "Satellite Communications Space") for the continued use, operation and maintenance of the satellite communications dish currently located thereon and the necessary ancillary equipment for two-way satellite communication systems (all of which is hereafter called the "System") with Tenant's operations under this Lease. Landlord reserves the right to relocate at Landlord's expense, the Satellite Communications Space and System within the confines of the Building upon thirty
(30) days written notice to Tenant.

          2. Tenant shall pay to Landlord any costs and expenses, including taxes, insurance and utilities incurred by Landlord as a result of Tenant's installation of the System.

          3. Landlord and/or its contractors, agents and subcontractors shall have access to that part of the System which is located outside of Tenant's Leased Premises upon notification to Tenant. All installation, servicing or removal of the System shall be coordinated with Landlord's property manager. In addition, said installation, servicing or removal of the System shall be done in the manner approved by Landlord and Landlord's property manager and in such a way so as to protect Landlord's property. No installation, servicing or removal of the System which affects the roof of the Building shall be done without Landlord's direction. Tenant's contractors shall maintain liability, workman's compensation insurance and other insurance as Landlord may reasonably require. Said contractors shall furnish proof of same to Landlord upon request.

          4. Landlord shall have the right to use or allow others to use other roof or ground space on the Building or surrounding land for the purpose of transmitting and receiving broadcast radio, television, cable television, one-way and two-way communications, microwave transmission and weather radio antenna. Tenant's System shall be installed so as not to interfere with the use or operation of other communications equipment previously installed on the Building by others. Landlord shall use its best efforts to cause such equipment subsequently installed on the Building by others to be installed so as not to interfere with the use or operation of Tenant's System.

          5. Prior to installing the System, Tenant shall supply to Landlord a detailed set of plans and specifications for Tenant's System and its installation. The installation of the System shall be with Landlord's prior written approval of the plans and specifications, which approval shall not be unreasonably withheld or delayed. All costs for the installation including costs of electrical equipment, antennas, mounting, fixtures and engineering studies, required by Tenant hereunder or which are required to comply with Landlord's site engineering or rival engineering standards, will be at Tenant's sole cost and expense. All equipment or other fixtures attached to or otherwise brought into or onto the Building shall at all times be the personal property of the Tenant except for permanent modifications to Landlord's property which shall become property of the Landlord upon termination of the Lease or this Lease Agreement. Tenant assumes full responsibility for the installation, engineering and maintenance of all equipment installed. Tenant shall indemnify and save harmless Landlord from and against any and all loss, cost (including reasonable attorneys' fees and expenses) damages, expenses and liability, including statutory liability, liability under the workmen's compensation laws and mechanics liens in connection with claims or damages as a result of injury or death or any person property damage due to any acts or negligence of Tenant. Tenant's agents, employees, customers, invitees, contractors and subcontractors under this Agreement. Prior to the installation of its System and at all times subsequent thereto, Tenant shall, at its sole cost and expense, obtain and maintain any and all municipal, state or federal permits, and/or licenses required of it for its operations, and Landlord shall not be responsible for any signal interference or signal strain that may result from Tenant's use of its equipment except as provided in Paragraph 4 above. Prior to the installation of its System, Tenant shall provide to Landlord, in addition to a copy of its plans and specifications, all requisite approvals of any municipal, state or federal governments required for its operations. Periodically throughout the term of this Agreement upon written request of Landlord, Tenant shall provide to Landlord a copy of its permits or licenses.

          6. During the term of this Lease, Tenant shall keep the Satellite Communications Space in good condition and repair and allow no waste thereon. Upon termination or expiration of this Lease, Tenant will surrender the Satellite Communications Space to Landlord in good condition, damage by fire or other insurable casualty excepted and shall remove all of its equipment (except permanent modifications as provided for in Paragraph 5 above), and weather seal any and all holes left by the removal of said equipment. In addition, in the event that Tenant fails to occupy the Leased Premises for its business under the Lease Agreement for more than thirty (30) days, Tenant shall remove all of its equipment as provided for above.

          9. The Building shall be open to Tenant, its employees, and business visitors during such business hours as are deemed standard by Landlord from time to time on all days except Saturdays and Sundays and holidays. At all other times every person, including Tenant, its employees and visitors entering and leaving the Building may be questioned by a watchman as to that person's business therein, and may be required to sign such person's name on a form provided by Landlord for registering such person.

          10. Tenant shall not employ any person other than Landlord's contractor or employees for the purpose of cleaning and taking care of the Premises.

          11. All decoration of the Premises, including design, color selection, and finish work of the Premises which is visible from any corridor, elevator or other such common area, shall be made only with specific written approval from Landlord, and in the absence of such approval Landlord may require Tenant to remove undesirable decoration and restore the Premises to its former condition.

          12. This edition of Rules and Regulations shall be effective on and after January 1, 1991, as from time to time later supplemented and amended by Landlord.

          13. Landlord will provide one listing in the Building Directory to Tenant at Landlord's expense, and Landlord will provide one sign for Tenant to identify its space at Landlord's expense. Other listings and signs must be first approved by Landlord and obtained at Tenant's expense.

          14. Smoking Policy - Lincoln Perimeter does not allow smoking in the common areas of the building, including all restrooms, elevator lobbies, elevator cabs or anywhere within the atrium of the building. If your company has implemented a no smoking policy, it is requested that you provide a smoking lounge within your suite for your employees. Anyone found smoking in the common areas of the building will be asked by the Building Management or Security to move or extinguish their cigarette.

Lease     Annual Rent Rate
Year      Per Square Foot           Annual Rent       Monthly Rent
------------------------------------------------------------------
 1           $18.50                $2,036,998.00       $169,749.83
 2           $18.50                $2,036,998.00       $169,749.83
 3           $18.50                $2,036,998.00       $169,749.83
 4           $19.92                $2,193,624.05       $182,802.00
 5           $20.42                $2,248,464.65       $187,372.05
 6           $20.93                $2,304,676.27       $192,056.36
 7           $21.45                $2,362,293.17       $196,857.76
 8           $21.99                $2,421,350.50       $201,779.21
 9           $22.54                $2,481,884.27       $206,823.69
10           $23.10                $2,543,931.37       $211,994.28


          (d)  "Commencement Date" means September 1, 1991.

          (e)  "Security Deposit" has been waived by Landlord and Tenant.

          (f) "Common Areas" means those areas of the Building devoted to corridors, elevator foyers, restrooms, mechanical rooms, janitorial closets, electrical and telephone closets, vending areas and other similar facilities provided for the common use or benefit of tenants generally or of the public. Common Areas shall be measured from and to the inside finished surface of exterior Building walls, and from and to the center of any partition walls which separate Common Areas from tenant spaces, including the Premises, and from Service Areas.

          (g) "Service Areas" means those areas within the Building outside walls used for elevator, building stairs, fire towers, elevator shafts, flues, vents, stacks, pipe shafts and vertical ducts (but shall not include any such areas provided or reserved for the exclusive use of a particular tenant). Service areas shall be measured from and to the inside finished surface of exterior Building walls, and from and to the center of any partition walls which separate Service Areas from tenant spaces, including the Premises, and from Common Areas.

          (h) "Exterior Common Areas" means all areas not located within the Building provided and maintained for the common use and benefit of Landlord and tenants of the Building (or multi-building project) generally, and the employees, invitees and licensees of Landlord and such tenants, including, without limitation, parking areas whether enclosed or not, streets, sidewalks, and landscaped areas.

          (i) "Rentable Area" of the Premises means (1) the gross area thereof as measured from and to the inside surface of the outer glass of the exterior Building walls, and from and to the center of any partition walls which separate the Premises from adjoining tenant, Common Areas, and Service Areas; and (2) the pro rata part of the Common Areas of the Building applicable to the Premises in the proportion that the area of the Premises as calculated by the method described in (1) above bears to the total Rentable Area of the Building as calculated by the same method. Rentable Area shall not include Service Areas.

          (j) "Basic Costs" as used herein means all expenses, costs and disbursements (but not repayment of debt or replacement of capital investment items other than those elsewhere herein expressly included, nor specific costs especially billed to and paid by other tenants of the Building) of every kind and nature which Landlord shall pay or become obligated to pay because of, or in connection with, the ownership and operation of the Building and the Exterior Common Areas, including but not limited to the following: (i) Wages and salaries, including payroll taxes, workers' compensation, insurance premiums, and all other employment costs to Landlord of all employees engaged in operating and maintaining the Building, and that part of central accounting costs which are applicable to the Building; (ii) cost of all supplies and materials used in operation and maintenance of the Building; (iii) cost of all utilities for the Building including the cost of water, sewer, gas, oil and electric and other power (but excluding any utility costs reimbursed directly by tenants to Landlord other than in the nature of additional rental payments similar to those required of Tenant under this Lease); (iv) cost of all maintenance and service agreements for the Building and the equipment therein, including, but not limited to security service, window cleaning, janitorial service, elevator maintenance, maintenance of heating, ventilation and air-conditioning equipment, plumbing, controls, locks, alarms and all other parts of the Building; (v) cost of all insurance relating to the Building or rents therefrom including, but not limited to, the cost of casualty and liability insurance applicable to the Building and to Landlord's personal property used in connection with the Building; (vi) charges, whether federal, state, county or municipal, and whether they be by taxing districts, or taxes, and assessments, attributable to the Building, its operation, or any tax in the nature of a gross receipts tax imposed on rentals (but excluding fines and penalties resulting from the failure of Landlord to make timely payment of the same); (vii) cost of repairs and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and alteration attributable solely to tenants of the Building, other than Tenant); (viii) amortization of the cost of installation of capital improvements or other capital items which are primarily for the purpose of reducing operating costs or which may be required by governmental authority, as reasonably amortized by Landlord and (ix) management fees. The Basic Costs of the Building shall be computed on the accrual basis and shall be all Basic Costs incurred by Landlord to maintain all facilities of the Building in operation during all or part of the Base Year, together with such additional or substitute facilities in subsequent years as may be determined by Landlord to be necessary. In determining the amount of Basic Costs (for 1993 and any subsequent year), for the purpose of this Paragraph, in the event that less than 95% of the Rentable Area of the Building shall have been occupied by tenants and fully used by them at any time during the year, Basic Costs shall be increased to an amount equal to the like operating expense which would normally be expected to be incurred had such occupancy been 95% of the Rentable Area and had such full utilization been made during the entire period.

     3. Lease Grant. Subject to and upon the terms herein set forth, Landlord leases to Tenant and Tenant leases from Landlord the Premises for the Lease Term. Tenant is hereby granted only a usufruct, not subject to levy or sale; no estate for years nor other estate shall pass from Landlord on account thereof. The Premises are stipulated for all purposes to contain 110,108 square feet of Rentable Area.

     4. Lease Term. This Lease Term is for a term or period of time commencing at 12:01 a.m. on the Commencement Date, and continuing thereafter for the next 10 years thereafter.

     5. Use. The Premises shall be used for office purposes, and for demonstration, training and general storage purposes incidental thereto, and for no other purpose. Tenant agrees not to use, or permit the use of, the Premises for any purpose which is illegal, or which constitutes or creates a nuisance, or which would increase the cost of insurance coverage with respect to the Building, or which tends to reduce the value of the Building or reduce the attractiveness of the Building to other tenants. Landlord represents to Tenant that as of the date of this Lease, the Building is zoned under an appropriate zoning classification under the Zoning Ordinance of DeKalb County, Georgia that allows use of the Building for office use.

     6.   Base Rental.

     (a) Tenant agrees to pay to Landlord, without any demand, setoff or deduction whatsoever, the Base Rental and all such other sums of money as shall become due hereunder as additional rent, all of which are sometimes hereinafter collectively called "rent", in advance in equal monthly installments on the first day of each calendar month during the Lease Term to Landlord at Landlord's address provided herein (or such other address as may be designated by Landlord in writing from time to time). If the term of this Lease commences on a day other than the first day of a month or terminates on a day other than the last day of a month then the amount of the installments of Base Rental and any adjustments thereto for such month or months shall be prorated, based on the number of days the Lease is in effect during such month.

     (b) All installments of rent not paid within five (5) days after the date when due shall bear interest at the rate of one and one-half percent (1- 1 1/2%) per month, or the maximum rate permitted by law, whichever is lower.

     7.   Additional Rent.

     (a) The Rentable Area in the Building is stipulated to be 285,773 square feet. Tenant shall, from time to time during the term of the Lease, pay as additional rent hereunder, an amount, per each square foot of Rentable Area within the Premises, equal to the excess ("Excess") in actual Basic Costs, over the actual 1993 Basic Costs per square foot of Rentable Area in the Building. Commencing on the fourth (4th) anniversary of the date of this Lease, Tenant shall begin paying the Excess in accordance with the provisions of this paragraph.

     (b) Landlord shall also have the right to make a good faith estimate of the Excess for each upcoming calendar year and upon thirty (30) days' notice to Tenant to require the monthly payment by Tenant of one-twelfth (1-12th) of such estimated Excess, but in no event shall any such estimate be based on Basic Costs which exceed the actual Basic Costs for the previous calendar year.

     (c) By April 1 of each calendar year following the year during which the Lease Term begins, or as soon thereafter as practical, Landlord shall furnish to Tenant a statement of Landlord's actual Basic Costs for the previous calendar year, and Landlord shall notify Tenant of the amount of the Excess owing by Tenant to Landlord, showing the calculations thereof which result from such statement. Tenant agrees to promptly pay Landlord, as additional rent, all Excess which has not been previously paid as estimated Excess. If for any calendar year additional rent collected for the prior year, as a result of Landlord's estimate of Excess, is greater than the additional rent actually due during such prior year, then Landlord shall refund to Tenant any such overpayment.

     (d) Notwithstanding the foregoing provisions of this Lease to the contrary, for purposes of calculating the Excess under this Lease, in no event shall Controllable Basic Costs be increased in any calendar year after 1993 by more than five percent (5%) of the Controllable Basic Costs for the previous calendar year. For purposes hereof, "Controllable Basic Costs" shall mean all Basic Costs other than those enumerated in subsections (iii), (v), (vi) and
(viii) of paragraph 2(j) of this Lease.

          8. Services to be Furnished by Landlord. Landlord agrees to furnish Tenant the following services, subject to any limitations which may be imposed thereon from time to time by any governmental authority:

          (a) Hot and cold water at those points of supply provided for general use of other tenants in the Building, and heating and air conditioning in season, at such temperatures, and during such business hours as are deemed standard by Landlord from time to time; however, heating and air-conditioning services at times other than for normal business hours for the Building (which for purposes of this Lease shall be 7:00 o'clock a.m. to 6:00 o'clock p.m. Monday through Friday, excluding holidays, and 8:00 o'clock a.m. to 12:00 o'clock noon on Saturday, excluding holidays) shall be furnished only at Landlord's discretion upon the written request of Tenant delivered to Landlord prior to 3:00 p.m. at least three (3) days in advance of the date such usage is requested. Tenant shall bear the entire cost of such requested additional service, but such cost shall not exceed Landlord's actual cost, which cost shall not be increased except as a result of the increase in the cost of utilities supplied by the applicable utility company.

          (b) Routine maintenance and electric lighting service for all Common Areas and Service Areas of the Building in the manner and to the extent deemed by Landlord to be standard.

          (c) Janitor service, Mondays through Fridays, but exclusive of normal business holidays substantially in accordance with Landlord's Building Standard specifications; except that, if Tenant's floor covering or other improvements require special treatment, Tenant shall pay the additional cleaning cost attributable thereto as additional rent upon presentation of a statement therefore by Landlord.

          (d) Subject to the provisions of Paragraph 13, Building Standard facilities to provide electrical current sufficient to illuminate the Premises and for the operation of small office machines by Tenant in its use and occupancy of the Premises.

          (e) All Building Standard fluorescent bulb replacement in the Premises and fluorescent and incandescent bulb replacement in the Common Areas and Service Areas.

          (f) Access to the Building may be regulated during other than normal business hours in such manner as Landlord deems appropriate; however, Tenant and its employees shall have access to the Premises 24 hours a day, 7 days a week. Landlord, however, shall have no liability to Tenant, its employees, agents, invitees or licensees for losses due to theft or burglary, or for damages or injuries done by unauthorized persons on the Premises and neither shall Landlord be required to insure against any such losses. Tenant shall cooperate fully in Landlord's efforts to regulate access to the Building.

          The failure by Landlord to any extent to furnish, or the interruption or termination of, the above-described services in whole or in part resulting from causes beyond the reasonable control of Landlord shall not render Landlord liable in any respect, not be construed as an eviction of Tenant, nor an abatement of rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof. Should any of the equipment or machinery used in the provision of such services for any cause cease to function properly, Tenant shall have no claim for offset or abatement of rent or damages on account of an interruption in service occasioned thereby or resulting therefrom. Notwithstanding the foregoing, in the event of any interruption or termination of the electrical or heating and air conditioning services to be provided by Landlord under this Lease, and as result any portion of the Premises is untenantable for a period of more than fifteen (15) consecutive business days, then all Base Rent with respect to such portion of the Premises so rendered untenantable shall abate until such time as such services are restored to the extent such portion of the Premises is once again tenantable.

     9. MONUMENT SIGN. Landlord shall cause to be constructed, subject to and in accordance with applicable laws, a monument sign to be located along Ashford-Dunwoody Road, the size, location and design to such monument sign to be mutually approved by Landlord and Tenant, such approvals not to be unreasonably withheld or delayed. In no event, however, shall Landlord be obligated to expend more than $10,000.00 for the design, construction and installation of such monument sign. Upon the completion of construction and installation of such monument sign, Landlord shall be entitled to remove and dispose of the signage of Tenant located on the exterior of the Building.

     10. GRAPHICS. Landlord shall provide and install, at Tenant's cost, all letters or numerals on doors in the Premises, all such letters and numerals shall be in the standard graphics for the Building and no others shall be used or permitted on the Premises without Landlord's prior written consent, such consent not to be unreasonably withheld.

     11. CARE OF PREMISES BY TENANT. Tenant agrees not to commit or allow any waste to be committed on any portion of the Premises, and at the termination of this Lease to deliver up the Premises to Landlord in as good condition as at the Commencement Date, ordinary wear and tear excepted.

     12. REPAIRS AND ALTERATIONS BY TENANT. Tenant covenants and agrees with Landlord, at Tenant's own cost and expense and with prior notice from Landlord to Tenant for the need for such repair, to repair or replace any damage done to the Building, or any part thereof, caused by Tenant or Tenant's agents, employees, or contractors, and such repairs shall restore the Building to as good a condition as it was in prior to such damage, and shall be effected in compliance with all applicable laws; provided, however, that if Tenant fails to make such repairs or replacements promptly, then Landlord may, at its option, make repairs or replacements, and Tenant shall pay the cost thereof to the Landlord on demand as additional rent. Tenant agrees with Landlord not to make or allow to be made any alterations to the Premises, install any vending machines on Premises, or place signs on the Premises, which are visible from outside the Premises, without first obtaining the written consent of Landlord in each such instance, which consent may be given on such conditions as Landlord may elect; provided, however, that Landlord shall not unreasonably withhold such consent with respect to (i) vending machines wholly within the Premises and not visible from public areas of the Building and (ii) alterations that do not affect the structural components or the mechanical, plumbing or electrical systems of the Building. Any and all alterations to the Premises shall become the property of Landlord upon the expiration or earlier termination of this Lease (but not for movable equipment, trade fixtures or furniture owned by Tenant), but Landlord may, nonetheless, require Tenant to remove any and all fixtures, equipment and other improvements installed by Tenant on the Premises upon the expiration or earlier termination of this Lease; provided, however, that with respect to any improvements, Landlord shall not have the right to require Tenant to remove any improvements installed by Tenant unless such improvements were installed without the consent of Landlord or at the time of the consent Landlord notified Tenant that such improvements would be required to be removed at the end of the Lease Term. In the event that Landlord so elects, and Tenant fails to remove such improvements, Landlord may remove such improvements at Tenant's cost, and Tenant shall pay Landlord on demand the cost of restoring the Premises to Building Standard.

     13. Use of Electrical Services by Tenant. Tenant's use of electrical services furnished by Landlord shall not exceed, either in voltage, rated capacity or overall load that which Landlord deems to be Building Standard. Building Standard does not include electricity used to operate any item of electrical equipment which singly consumes more than 0.25 kilowatts at rated capacity or which requires a voltage other than 120 volts single phase. In the event Tenant shall request that it be allowed to consume electrical services in excess of that deemed by Landlord to be Building Standard, Landlord may refuse to consent to such usage if the electrical systems of the Building are not capable of sustaining such usage, or may consent upon such conditions as Landlord reasonably elects, including the requirement that submeters be installed at Tenant's expense, that Tenant pay the cost of the excess electricity used, and, if the operation of such equipment requires modification to the Building systems or additional air-conditioning capacity above that provided by the Building Standard systems then the cost of such modifications and any additional air-conditioning installation and operation costs shall be paid by Tenant.

     14. Parking. During the Lease Term, Tenant shall have the non-exclusive use in common with Landlord, other tenants of the Building (or project in which the Building is located in a multi-building project), their guests and invitees, of the nonreserved common automobile parking areas, driveways, and footways, subject to rules and regulations for the use thereof as prescribed from time to time by Landlord. Notwithstanding the foregoing, fourteen (14) parking spaces shall be designated by Landlord, at Tenant's expense, for the exclusive use of Tenant and Tenant's invitees, in substantially the location set forth on Exhibit "B" hereto.

     15. Laws and Regulations. Tenant agrees to comply with all applicable laws, ordinances, rules, and regulations of any governmental entity or agency having jurisdiction of the Premises.

     16. Building Rules. Tenant will comply with the rules of the Building as set forth herein as adopted and amended by Landlord from time to time, and will cause all of its agents, employees, and contractors to do so.

     17. Entry by Landlord. Tenant agrees to permit Landlord or its agents or representatives to enter into and upon any part of the Premises at all reasonable hours upon prior reasonable notice (and in emergencies at all times) to inspect the same, or to show the Premises to prospective purchasers, mortgagees, tenants or insurers, to clean or make repairs, alterations, or additions thereto, and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof.

     18.  Assignment and Subletting.

     (a) Tenant convenants that it will not assign, sublease, transfer or encumber this Lease or any interest therein without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

     (b) Fifty percent (50%) of all cash or other proceeds of any assignment, sale or sublease of Tenant's interest in this Lease in excess of the rent required to be paid by Tenant hereunder (on a per square foot basis) shall be paid to Landlord, whether consented to by Landlord or not, unless Landlord agrees to the contrary in writing, and Tenant hereby assigns all rights it might have or ever acquire in any such proceeds to Landlord. Tenant may deduct from such proceeds (prior to calculating the split of such proceeds as provided above) reasonable, ordinary and necessary costs and expenses incurred in connection with the negotiation of a sublease, assignment or sale of Tenant's interest (including any reasonable leasing commission if actually incurred by Tenant and paid to a licensed real estate broker which is unaffiliated with Tenant). The above notwithstanding, the rent due under this Lease shall in no event be reduced.

     19. Mechanic's Liens. Tenant covenants that it will not permit any mechanic's lien or liens to be placed upon the Premises or the Building. Nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any person for the performance of any labor or the furnishing of any materials to the Premises, or any part thereof, nor as giving Tenant any right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to any mechanic's or other liens against the Premises. In the event any such lien is attached to the Premises and is not removed of record by payment or by bonding in accordance with Georgia law within fifteen (15) days after the date Tenant becomes aware of the same, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same. Any amount paid by Landlord for any of the aforesaid purposes shall be paid by Tenant to Landlord on demand as additional rent.

     20. Property Insurance. Landlord shall maintain fire and extended coverage insurance on the Building and the Premises in such amounts as Landlord's mortgagees shall require. Such insurance shall be maintained at the expense of Landlord (as a part of the Basic Costs), and payments for losses thereunder shall be made solely to Landlord or the mortgagees of Landlord as their interests shall appear. Tenant shall maintain at its expense, in an amount equal to full replacement cost, fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located in the Premises, in such additional amounts as are required to meet Tenant's obligations pursuant to Paragraph 22 hereof. Tenant shall, at Landlord's request from time to time, provide Landlord with current certificates of insurance evidencing Tenant's compliance with this Paragraph 20 and Paragraph
21. Tenant shall obtain the agreement of Tenant's insurers to notify Landlord that a policy is due to contain waiver of subrogation clauses as to the other party.

     21. Liability Insurance. Tenant and Landlord shall, each at its own expense, maintain a policy or policies of comprehensive general liability insurance with respect to the respective activities of each in the Building, and the Exterior Common Areas (or within the project if the Building is located in a multi-building project) with the premiums thereto fully paid on or before due date, issued by and binding upon some insurance company approved by Landlord, such insurance to afford minimum protection of not less than $1,000,000.00 combined single limit coverage for death or bodily injury, and $100,000.00 for property damage.

     22. Indemnity. Landlord shall not be liable to Tenant, or to Tenant's agents, servants, employees, customers, or invitees for any injury to person or damage to property caused by any act, omission, or neglect of Tenant, its agents, servants or employees, invitees, licensees or any other person entering the Building under the invitation of Tenant or arising out of the use of the Premises by Tenant and Tenant hereby indemnifies and agrees to hold Landlord harmless from all liability and claims for any such damage or injury. Tenant shall not be liable to

Landlord or to the Landlord's agents, servants, employees, customers or invitees for any injury to person or damage to property caused by any act, omission or neglect of Landlord, its agents, servants or employees, and Landlord hereby indemnifies and agrees to hold Tenant harmless from all liability and claims for any such injury or damage; provided, however, that the foregoing indemnification of Landlord shall not be deemed or construed to deny Landlord the benefit of the insurance required to be carried by Tenant for the benefit of Landlord and Tenant pursuant to Paragraph 21 above with respect to any such claim or liability.

     23. Waiver of Subrogation Rights. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action, or cause of action, against the other, its agents, officers, or employees, for any loss or damage that may occur to the Premises, or any improvements thereto, or the Building of which the Premises are a part, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause(s) which are insured against under the terms of the standard fire and extended coverage insurance policies referred to herein, regardless of cause or origin, including negligence of the other party hereto, its agents, officers, or employees.

     24. Casualty Damage. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged that, in Landlord's good faith estimation, the time required to repair and reconstruct the Building shall exceed one hundred eighty (180) days from the date of the casualty (whether or not the Premises shall have been damaged by such casualty), or in the event any mortgagee of Landlord's should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt, or in the event of any material loss to the Building that would not be covered by fire and extended coverage insurance commonly carried for commercial properties such as the Building, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days of the date of the casualty.

     If Landlord does not thus elect to terminate this Lease, Landlord shall commence and proceed with reasonable diligence to restore the Building to substantially the same condition in which it was immediately prior to the happening of the casualty, except that Landlord shall not be required to spend for such work an amount in excess of the insurance proceeds actually received by Landlord as a result of the casualty.

     Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a proportional diminution of rent during the time and to the extent the Premises are unfit for occupancy. If the Premises or any other portion of the Building be damaged by fire or other casualty resulting from the fault or negligence of Tenant or any of Tenant's agents, employees, or invitees, the rent hereunder shall not be diminished during the repair of such damage and Tenant shall be liable to Landlord for the cost of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by insurance proceeds.

     25. Condemnation. If the whole or substantially the whole of the Building or the Premises should be taken for any public or quasi-public use, by right of eminent domain or otherwise, or should be sold in lieu of condemnation, then this Lease shall terminate as of the date when physical possession of the Building or the Premises is taken by the condemning authority. If less than the whole or substantially the whole of the Building or the Premises is thus taken or sold, Landlord (whether or not the Premises are affected thereby) may terminate this Lease by giving written notice thereof to Tenant; in which event this Lease shall terminate as of the date when physical possession of such portion of the Building or Premises is taken by the condemning authority. If this Lease is not so terminated upon any such taking or sale, the Base Rental payable hereunder shall be diminished by an equitable amount, and Landlord shall restore the Building and the Premises as much as possible to substantially their former condition, to the extent condemnation proceeds are made available by the holder of any mortgage or deed to secure debt on the Building, but Landlord shall in no event be required to spend for such work an amount in excess of the amount received by Landlord as compensation for such damage. All amounts awarded upon a taking of any part or all of the Building or the Premises shall belong to Landlord, and Tenant shall not be entitled to and expressly waives all claims to any such compensation.

     26. Damages from Certain Causes. Landlord shall not be liable to Tenant for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, casualty, water damage of whatsoever nature, vandalism, court order, requisition, or order of governmental body or authority or by any other cause beyond the control of Landlord, nor shall Landlord be liable for any damage or inconvenience which may arise through repair or alteration of any part of the Building, Exterior Common Areas, or Premises so long as Tenant continues to have access to and from the Premises (unless such continued access during such repair would endanger persons in the Premises).

     27.  Events of Default/Remedies.

     (a) The following events shall be deemed to be events of default by Tenant under this Lease: (i) Tenant shall fail to promptly pay any rent or other sum of money due hereunder within five (5) days after receipt of written notice from Landlord to Tenant of such failure; (ii) Tenant shall fail to comply with any other provision of this Lease within thirty (30) days after receipt of written notice from Landlord to Tenant of such failure or, if such failure shall be incapable of cure within thirty (30) days, Tenant shall not commence to cure such failure within such thirty (30) day period and continuously prosecute the performance of the same to completion with due diligence; (iii) the leasehold hereunder demised shall be taken on execution or other process of law in any action against Tenant; (iv) a default or event of default shall occur under that certain Lease dated August 29, 1984 between Landlord and Tenant, as amended by the ten (10) amendments thereof existing as of the date of this Lease, and as thereafter amended; (v) Tenant shall fail to promptly move into and take possession of the Premises when the Premises are ready for occupancy, or shall abandon any substantial portion of the Premises; (vi) Tenant shall become insolvent or unable to pay its debts as they become due, or Tenant notifies Landlord that it anticipates either condition; (vii) Tenant takes any action to, or notifies Landlord that Tenant intends to file a petition under section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any state thereof; or a petition shall be filed against Tenant under any such statute; or (viii) a receiver or trustee shall be appointed for Tenant's leasehold interest in the Premises or for all or a substantial part of the assets of Tenant. If Landlord shall not be permitted to terminate this Lease as hereinabove provided because of the provisions of Title II, of the United States Code relating to Bankruptcy as amended ("Bankruptcy Code"), then Tenant or any trustee for Tenant agrees promptly, within no more than sixty (60) days upon request by Landlord to the Bankruptcy Court, to assume or reject this Lease. In such event, Tenant or any trustee of Tenant may assume this Lease only if it (i) cures or provides adequate assurance that the trustee will promptly cure any default hereunder, and (ii) compensates or provides adequate assurance that Tenant will promptly compensate Landlord for any actual pecuniary loss to Landlord resulting from Tenant's default.

     (b) Upon the occurrence of any event or events of default by Tenant, whether enumerated in this Paragraph or not, Landlord shall have the option to pursue any one or more of the following remedies without being deemed to have made an election of remedies and without any further notice or demand for possession whatsoever (and without limiting the generality of the foregoing, Tenant hereby specifically waives notice and demand for payment of rent or other obligations due and waives any and all other notices or demand requirements imposed by applicable law); (i) terminate this Lease in which Tenant shall immediately surrender the Premises to Landlord; (ii) terminate Tenant's right to occupy the Premises (without terminating this Lease); (iii) enter upon the Premises and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant's obligations under this Lease; and (iv) exercise all other remedies available to Landlord at law or in equity, including, without limitation, injunctive relief of all varieties.

     In the event Landlord elects to reenter or take possession of the Premises after Tenant's default, Tenant hereby waives notice of such reentry or repossession and of Landlord's intent to reenter or retake possession, Landlord may, without prejudice to any other remedy which he may have for possession or arrearages in rent, expel or remove Tenant and any other person who may be occupying said Premises or any part thereof. All Landlord's remedies shall be cumulative and not exclusive. Forbearance to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default, or of any future defaults, or to limit Landlord's right to require strict compliance by Tenant with the provisions of this Lease.

     (c) Tenant hereby covenants that, prior to the exercise of any such remedies, it will give the mortgagees holding mortgages on the Building notice and a reasonable time to cure any default by Landlord provided Tenant has been furnished with the name and address of such mortgagees.

     (d) If this Lease is terminated by Landlord pursuant to the provisions of Paragraph 27, Tenant shall pay to Landlord as damages, either:

          (i) a sum which represents the then excess, if any, of (a) the aggregate amount of the rental due and reserved hereunder from the date of Tenant's default to the expiration date of the fully stated term hereof over (b) the aggregate rental value of the Premises for the same period as reduced by the estimated cost of reletting the Premises, including attorneys' fees, commission, alterations and repair costs; or

          (ii) sums equal to the rent which would have been payable by Tenant had this Lease not been so terminated, or had Landlord not so reentered the Premises, payable upon the due dates therefor specified herein, provided, however, that if Landlord shall relet the Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease and/or in reentering the Premises and in securing possession thereof, as well as the expenses of reletting, including, without limitation, altering and preparing the Premises for new tenants, brokers' commissions, legal fees, and all other expenses properly chargeable against the Premises and the rental therefrom, it being understood that any such reletting may be for a period shorter or longer than the remaining term of this Lease; but in no event shall Tenant be entitled to a credit for any net rents from a reletting, except to the extent set forth hereinabove.

     In the event of such termination of this Lease by Landlord as set forth above, Landlord shall make reasonable good faith efforts to mitigate its damages, but "reasonable good faith efforts" shall be deemed to have been made if Landlord includes the Premises within Landlord's customary marketing activities for Landlord's other vacant space in the Building. Nothing contained herein shall require Landlord to give priority or preference to re-letting the Premises ahead of other vacant space (either in the Building or in other Buildings) owned or controlled by Landlord or its affiliates.

     28. Peaceful Enjoyment. Tenant shall, and may peacefully have, hold, and enjoy the Premises, subject to the other terms hereof, provided that Tenant pays the rent and other sums herein recited to be paid by Tenant and performs all of Tenant's covenants and agreements herein contained. This covenant and any and all other covenants of Landlord shall be binding upon Landlord and its successors only with respect to breaches occurring during its or their respective period of ownership of the Building.

     29. Surrender of Premises. Upon termination of this Lease for any reason whatsoever, Tenant shall surrender the premises and keys thereof to Landlord in the same condition as at commencement of the term, natural wear and tear only excepted. Should Tenant refuse or fail to surrender the Premises upon the expiration of the lease term or earlier termination thereof, Tenant shall be a tenant at sufferance and shall pay to Landlord on demand each month a sum equal to 135% of the rent due hereunder during such holdover period; provided that there shall be no renewal of this Lease by operation of law.

     If Tenant remains in possession after the expiration of the term hereof with Landlord's acquiescence and without any distinct agreement of parties, Tenant shall be a tenant at will, and there shall be no renewal of this Lease by operation of law. Notwithstanding the notice provision of O.C.G.A. Section 44-7-7, as the same may be now or hereafter amended, such tenancy at will may be terminated upon sixty (60) days notice from Landlord.

     30. Subordination, Estoppel, Attornment. This Lease shall be subject and subordinate to any mortgage, deed to secure debt or other lien presently existing or hereafter arising upon the Premises or upon the Building, or the exterior Common Areas, and to any renewals, refinancing and extensions thereof (each, a "Mortgage"). At the request of any successor to the title or interests of Landlord, Tenant shall attorn to such successor. The subordination of this Lease to any Mortgage, and the attornment of Tenant to the holder of any Mortgagee, is conditioned upon an express agreement contained in such Mortgage, or in a separate instrument to be recorded, that enforcement of such Mortgage shall not terminate this Lease or disturb Tenant in the possession and use of the Premises (except in the case where Tenant is in default beyond the period, if any, provided in this Lease to remedy such default), that any party succeeding to the interest of Landlord as a result of the enforcement of any Mortgage shall be bound to Tenant, and Tenant shall be bound to it, under all the terms, covenants, and conditions of this Lease for the balance of the term of this Lease with the same force and effect as if such party were the original Landlord under this Lease; provided, however, that such party shall not be liable (i) for any act or omission of any prior landlord, or (ii) subject to any offsets or defenses which Tenant may have had against any prior landlord, or (iii) bound by any monies which Tenant might have paid for more than the current month's rent or any prepaid estimates of the Excess to any prior landlord, or (iv) bound by any amendment or modification of this Lease made without the prior written consent of the holder of the Mortgage. Upon the request of Landlord, Tenant agrees to execute a subordination, nondisturbance and attornment agreement incorporating the provisions set forth above and otherwise in form reasonably acceptable to Landlord and Tenant. Tenant agrees that it will from time to time upon request by Landlord execute and deliver to such persons as Landlord shall request a statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which rent and other charges payable under this Lease have been paid, stating that Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default) and further stating such other matters as may be reasonably requested.

     31. No Implied Waiver. The failure of Landlord to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of rent due under this Lease shall be deemed to be other than on account of the earliest rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this lease provided.

     32.  Security Deposit. [INTENTIONALLY OMITTED].

     33. Notice. Any notice in this Lease provided for must be in writing, and may be given or be served either by depositing the same in the United States mail, postpaid and certified and addressed to the party to be notified, with return receipt requested, or by actually delivering the same addressed to the party to be notified at the address stated below or at such other address as may from time to time be designated by addressee by notice given in accordance herewith. Notice deposited in the mail in the manner hereinabove described shall be deemed received upon the date of receipt as indicated on the return receipt. In the event delivery by mail cannot be made or is refused, the date of mailing shall be deemed to be the date of receipt of the notice.

     34. Severability. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

     35. Governing Law. This lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the State of Georgia.

     36. Force Majeure. Whenever a period of time is herein prescribed for the taking of any action by Landlord,

Landlord shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, fire, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the control of Landlord.

     37.  Time Of The Essence. Time is of the essence of this Lease.

     38. Transfers By Landlord. Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Building and property referred to herein, and in such event and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.

     39. Commissions. Landlord and Tenant hereby indemnify and hold each other harmless against any loss, claim, expense or liability with respect to any commissions or brokerage fees claimed on account of the execution and/or renewal of this lease due to any action of the indemnifying party.

     40. Liability. Landlord shall have no personal liability with respect to its obligations under this Lease. Tenant shall look solely to Landlord's equity in the Building and exterior Common Areas for satisfaction of Tenant's remedies. In no event shall Landlord's liability exceed such equity.

     41. Hazardous Substances. Tenant shall not cause or permit any hazardous, toxic or dangerous substances (as defined or described in any applicable federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning hazardous, toxic or dangerous substances) to be brought upon, kept or used in or about the Premises or the Building. Tenant shall indemnify and hold Landlord harmless from and against any and all claims, judgments, demands, penalties, fines, losses and costs and expenses incurred by Landlord during or after the term of this Lease as a result of such hazardous, toxic or dangerous substances that Tenant causes or permits to be brought upon, kept or used in or about the Premises or the Building during the term of this Lease. Landlord represents to Tenant, to Landlord's actual knowledge and based solely upon Landlord's review of its existing Phase I environmental audit of the Building prepared by BCM, dated February 1991, that no radon, asbestos or other material defined as hazardous under any existing applicable local, state or federal laws or regulations as of the date hereof is contained within the Premises of the Building or upon the land on which the Building is located.

     42. Option With Respect To Basement Space. Tenant shall have the option to lease from Landlord, commencing on November 1, 1994, approximately 5,230 square feet of storage space in the basement of the Building at an annual rent of $5.00 per square foot of space for the then remaining term of this Lease. Such rent shall be payable in advance in equal monthly installments in the same manner as Base Rent is paid. Such option may be exercised by Tenant's giving written notice to Landlord at any time on or before October 1, 1994. In the event Tenant so exercises the option contained in this paragraph, Tenant shall have the right at any time after November 1, 1994, by written notice to Landlord, to cancel Tenant's use of such basement space upon no less than ninety (90) days prior written notice to Landlord.

     43. Satellite Dish. The provisions attached hereto as Exhibit "D" regarding Tenant's satellite dish are incorporated herein by reference.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in multiple counterparts each of which shall be deemed an original as of the day and year first above written.


ADDRESS:                                LANDLORD:

c/o Lincoln Property Company            LINCOLN P.C. ASSOCIATES
3405 Piedmont Road, Suite 100
Atlanta, Georgia 30305                  By:  Lincoln Atlanta No. 8,
Attn:  Property Manager                      Ltd., its general partner


                                             By: /s/ ELLIS SHAMBURG III
                                                -------------------------------
                                                Title:


ADDRESS:                                TENANT:

Unisys Corporation                      UNISYS CORPORATION
P.O. Box 500
Township Line & Union
Meeting Roads                           By: /s/ [ILLEGIBLE]
Blue Bell, Pennsylvania 19424              ------------------------------------
Attn:  Lease Administrator                 Title:

with a copy to:                         ATTEST:


Unisys Corporation                      By: /s/ [ILLEGIBLE]
P.O. Box 500                               ------------------------------------
Township Line & Union                      Title: [ILLEGIBLE]
Meeting Roads
Blue Bell, Pennsylvania 19424                       [CORPORATE SEAL]
Attn:  Law Department

                            FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE the First Amendment is entered into this ??th day of ?? 1994 by and between ATLANTA ?? PARTNERS, LTD., a Georgia limited partnership (the "Landlord"), successor to Lincoln P.C. Associates ("Lincoln P.C.") and UNISYS CORPORATION, a Delaware corporation (the "Tenant").

                              W I T N E S S E T H

WHEREAS, Lincoln P.C. and Tenant entered into that certain lease agreement dated September 1, 1991 (the Lease) whereby Lincoln P.C. leased to Tenant certain premises consisting of approximately One Hundred Ten Thousand, One Hundred
Eight (110,108) rentable square feet of space (the "Premises"), a portion of which consisted of certain space commonly known as Suite 410 (the "Suite 410 Space"), in the building located at 1451 Ashford Dunwoody Road, Atlanta,
Georgia 30319 (the "Building") for a term commencing on September 1, 1991 and expiring on August 31, 2001 (the "Term");

WHEREAS, Tenant has vacated the Suite 410 Space and is occupying space in lieu thereof commonly known as Suite 260 of the Building, which space is depicted on Exhibit "A" attached hereto and incorporated herein by this reference (the "Suite 260 Space");

WHEREAS, Landlord and Tenant mutually desire to amend the Lease to reflect Tenant's relocation from the Suite 410 Space to the Suite 260 Space, and to amend certain terms of the Lease, as set forth herein;

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Relocation of Tenant. The Lease shall be amended to delete the Suite 410 Space from the Premises and to substitute in lieu thereof the Suite 260 Space as part of the Premises. Page (iii) of Exhibit "A" shall be deleted from the Lease, and Exhibit "A" attached to this First Amendment shall be substituted therefor. The square footage of the Premises shall remain the same and Tenant's rental rate, except as otherwise provided below, shall remain the same as set forth in the Lease.

2. Expansion Option. Paragraph 42 of the Lease shall be amended to reflect that Tenant shall have the option (the "Expansion Option") to lease up to Five Thousand, Two Hundred Thirty (5,230) square feet of space located in the basement of the Building (the "Basement Space"). Tenant must comply with the provisions of Paragraph 42 of the Lease regarding notification to the Landlord should Tenant choose to exercise the Expansion Option. Tenant is not required to lease the entire square footage of the Basement Space, provided that (i) Tenant may not lease an amount of square footage or a configuration which would leave the remaining Basement Space unusable by Landlord; (ii) Tenant's exercise of the Expansion Option shall be contingent upon Landlord's prior written approval of the proposed configuration of the portion of the Basement Space which will be taken by Tenant; and (iii) all costs, including labor and material, of constructing any demising wall or other construction required in order to delineate Tenant's chosen portion of the Basement Space shall be borne by Tenant. Within fifteen (15) days after Tenant exercises the Expansion Option, Tenant and Landlord shall execute an amendment to the Lease reflecting the addition of the Basement Space to the Premises. Once Tenant has exercised the Expansion Option, Tenant shall have no further option to lease any additional portion of the Basement Space. All other provisions of Paragraph 42 shall remain in full force and effect. The term of Tenant's Lease of all or any portion of the Basement Space shall expire upon expiration of the Term of the Lease, unless sooner terminated by Tenant in accordance with Paragraph 42 of the Lease. If Tenant does not exercise the Expansion Option on or before October 1, 1994, it shall expire automatically.

3. Lease of Telephone Room. Effective November 1, 1994, and ending August 31, 2001, the Premises shall be expanded to include additional space consisting of 632 rentable square feet of space located in Suite 120 of the Building (the "Telephone Room"). Exhibit "B" attached to this First Amendment depicts Suite 120, the Telephone Room. The rental rate for the Telephone Room shall be $12.00 per rentable square foot, resulting in an annual payment of Seven Thousand, Five Hundred Eighty-four Dollars ($7,584.00) (the "Additional Rent"), which may be paid in monthly installments of Six Hundred Thirty-two Dollars ($632.00). The monthly installments of Additional Rent shall be due and payable in addition to Tenant's monthly installment of base rental, in conformance with the terms and conditions of Paragraph 2 of the Lease. With the exception of the calculation of rent owed by Tenant for the Telephone Room, Tenant's lease of the Telephone Room will be subject to all terms and conditions of the Lease. Tenant accepts the Telephone Room in its "as is" present condition.

4. Entire Agreement. This First Amendment contains the entire agreement of Landlord and Tenant with respect to the matters addressed herein.

5. Lease in Effect. Except as provided herein, all other terms and conditions of the Lease shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused their respective and authorized representatives to execute this First Amendment as of the date first written above.

Landlord                                     Tenant

ATLANTA U.K. PARTNERS, LTD.                  UNISYS CORPORATION
a Georgia limited partnership                A Delaware corporation

By:  The Travelers Insurance Company,
     a Connecticut corporation, ?????
     general partner

     By: /s/ [Signature Illegible]           By: /s/ RICHARD J. L'ECUYER
         ------------------------------          -----------------------------
                                                        Richard J. L'Ecuyer
             Title: Vice President               Title: Corporate Director
         ------------------------------                 Real Estate Operations
     Attest: /s/ [Signature Illegible]                  ----------------------
             --------------------------      Attest: /s/ [Signature Illegible]
                                                     -------------------------
             Title: Assistant Secretary      Title: Assistant Secretary
                    -------------------             --------------------------

                  [CORPORATE SEAL]                       [CORPORATE SEAL]

                                  EXHIBIT "A"

--------------------------------------------------------------------------------

                            LINCOLN PROPERTY COMPANY
                               ASHFORD PERIMETER
                                    FLOOR 2

                                   [DIAGRAM]

                                  EXHIBIT "B"

--------------------------------------------------------------------------------

                            LINCOLN PROPERTY COMPANY
                               ASHFORD PERIMETER
                                    FLOOR 1

                                   [DIAGRAM]

     Tenant Improvements. Tenant agrees to accept delivery of the Basement Space in its then existing as is condition on the Occupancy Date. The parties hereby agree that Landlord shall have no obligation to make any improvements whatsoever to the Basement Space. Any improvements to the Basement Space which Tenant may desire to make shall be made in strict compliance with the ?? terms and conditions of the Lease, as previously amended pertaining to Tenant's alterations to and modifications of the premises. No improvements shall be made without Landlord's prior written consent.


     Notices. Any notice or other communication required or permitted to be given under this Second Amendment must be in writing and shall be effectively given or delivered, if hand delivered, to the addresses for the parties stated below, or if sent by certified United States mail, return receipt requested, or if sent by receipted overnight express service to said addresses. Any notice mailed shall be deemed to have been received upon the earlier of (a) actual receipt, (b) refusal thereof, or (c) three
     (3) days after mailing same. Notice effected by hand delivery shall be deemed ??????????????????.


                           SECOND AMENDMENT TO LEASE

This Second Amendment to Lease (the "Second Amendment") is entered as of the 24th day of September, 1994 (the "Effective Date"), by and between ATLANTA U.K. PARTNERS, LTD., a Georgia limited partnership (the "Landlord"), successor to Lincoln P.C. Associates ("Lincoln P.C.") and UNISYS CORPORATION, a Delaware corporation (the "Tenant")

                                  WITNESSETH:

WHEREAS, Lincoln P.C. and Tenant entered into that certain lease agreement dated September 1, 1991 the Lease whereby Lincoln P.C. leased to Tenant certain premises consisting of approximately one hundred ten (110,108) rentable square feet of space (the "Premises") in the building located at 4151 Ashford-Dunwoody Road, Atlanta, Georgia 30319 (the "Building") for a term commencing on September 1, 1991 and expiring on August 31, 2001 (the "Term");

WHEREAS, Landlord and Tenant entered into that certain First Amendment to Lease dated August 5, 1994 (the "First Amendment"), whereby the Lease was amended to reflect Tenant's relocation from Suite 410 of the Building to Suite 260 of the Building and Tenant was offered an Expansion Option to expand into basement space in the Building;

WHEREAS, Landlord and Tenant mutually desire to expand Tenant's Premises to include five thousand, two hundred thirty (5,230) rentable square feet of space located in the Basement of the Building (the "Basement Space"), pursuant to Paragraph 42 of the Lease and the First Amendment;

NOW THEREFORE, in consideration of their respective covenants and agreements as hereinafter set forth, the parties hereto do mutually covenant and agree with each other as follows:

1. Basement Space. Effective November 1, 1994 (the "Occupancy Date"), Tenant shall lease from Landlord the Basement Space, as depicted on Exhibit "A" which is attached hereto and incorporated herein by this reference. The Basement Space shall become part of the Premises, and all terms and conditions of the Lease, as amended, shall apply to the Basement Space.

2. Termination Date. Tenant's right to use and occupy the Basement Space shall terminate on August 31, 2001 (the "Termination Date"), unless sooner terminated by Tenant in accordance with the terms of Paragraph 8 of this Second Amendment.


3. Rentable Square Feet. Effective on the Occupancy Date, Paragraph 1 of the Lease shall be amended by substituting the definition set forth below for the existing definition in the Lease:

Entire Agreement. This Second Amendment contains the entire agreement by and between the parties relating to the subject matter hereof and supersedes all prior negotiations and agreements relating thereto.

Governing Law. This Second Amendment shall be construed in accordance with and governed by the laws of the state of Georgia.

IN WITNESS WHEREOF the parties hereunto set their hands and affixed their seals effective date and year first written above.


LANDLORD                                 TENANT

ATLANTA V. K. PARTNERS, LTD.,            UNISYS CORPORATION,
a Georgia limited partnership            a Delaware corporation

By The Travelers insurance Company, a    By /s/ RICHARD J. L'ECUYER
   Connecticut corporation, its sole      -----------------------------
   general partner                              RICHARD J. L'ECUYER


                                         Title: Corporate Director
                                                ------------------------
                                                Real Estate Operations

By  /s/ [Signature Illegible]            Attest: /s/ RONALD C. ANDERSON
  ---------------------------                    ------------------------
                                                 RONALD C. ANDERSON

Title: Vice President                    Title: Assistant Secretary
  ---------------------------                    ------------------------

                                                  [CORPORATE SEAL]

Attest: /s/ [Signature Illegible]

Title: Assistant Secretary
  ---------------------------


[CORPORATE SEAL]

                            THIRD AMENDMENT TO LEASE

This Third Amendment to Lease (the Third Amendment) is entered into this 26th day of January 1995, by and between ATLANTA U.K. PARTNERS, LTD., a Georgia limited partnership and Landlord, successor ???? and UNISYS CORPORATION, a Delaware corporation (the Tenant).

                                   WITNESSETH

WHEREAS, Lincoln P.C. and Tenant entered into that certain lease agreement dated September 1, 1991 (the "Lease") whereby Lincoln P.C. leased to Tenant certain premises consisting of approximately one hundred ten thousand, one hundred eight (110,108) rentable square feet of space (the "Premises"), a portion of which consisted of certain space commonly known as Suite 399, in the building located at 4151 Ashford-Dunwoody Road, Atlanta, Georgia 30319 (the "Building") for a term commencing on September 1, 1991 and expiring on August 21, 2001 (the "Term").

WHEREAS, Landlord and Tenant entered into that certain First Amendment to Lease dated August 5, 1994, whereby the Lease was amended to reflect Tenant's relocation from Suite 410 of the Building to Suite 260 of the Building;

WHEREAS, Landlord and Tenant entered into that certain Second Amendment to lease dated September 27, 1994, whereby the Lease was amended to reflect Tenant's lease extension of the basement space in accordance with Paragraph 42 of the Lease and by the First Amendment to lease dated August 5, 1994.

WHEREAS, Landlord and Tenant mutually desire to terminate Tenant's rights to Suite 399 of the Building, consisting of approximately seven thousand, three hundred seventy-six rentable square feet (7,376) (the "Relinquished Space"), effective January 31, 1995 (the "Terminate Date"), as is more particularly described herein;

WHEREAS, Landlord and Tenant mutually desire to amend the Lease to expand Tenant's Premises to include Suite 525 and Suite 575 of the Building;

NOW THEREFORE, in consideration of their respective covenants and agreements as hereinafter set forth, the parties hereto do mutually covenant and agree with each other as follows:

1. Termination Date. Tenant shall surrender possession of the Relinquished Space effective as of 11:59 p.m. on the Termination Date. Tenant shall be obligated for the payment of rent and all other charges as provided in the Lease which accrue up to the Termination Date.

2. Surrender of the Relinquished Space. Effective on the Termination Date, all rights of Tenant to the Relinquished Space, including, but not limited to, Tenant's rights to use and occupy the Relinquished Space, are terminated. Tenant shall surrender possession of the Relinquished Space to Landlord on or before 11:59 p.m. on the Termination Date, in compliance with Paragraph 29 of the Lease. Tenant shall surrender the Relinquished Space unto Landlord in the same condition as received, broom-clean and free of debris, ordinary wear and tear excepted.

3. First Expansion Space. Effective February 1, 1995 (the "First Expansion Date"), the Premises shall be expanded to include Suite 575 of the Building (the "First Expansion Space"). The First Expansion Space is depicted on Exhibit "A" which is attached hereto and incorporated herein by reference. The First Expansion Space shall become part of the Premises and all terms and conditions of the Lease, as amended, shall apply to the First Expansion Space.

4. Second Expansion Space. Effective March 1, 1995 (the "Second Expansion Date"), the Premises shall be expanded to include Suite 525 of the Building (the "Second Expansion Space"). The Second Expansion Space is depicted on Exhibit "B" which is attached hereto and incorporated herein by reference. The Second Expansion Space shall become part of the Premises and all terms and conditions of the Lease, as amended, shall apply to the Second Expansion Space.

5. As Is. Tenant agrees to accept Suite 525 and Suite 575 "as is." Landlord will construct for Tenant a cased opening connecting Tenant's existing Premises with Suite 525 prior to delivery of the Premises. Landlord shall have no obligation to make any other improvements to either suite.

6. Base Rental. Tenant's Base Rental obligation under the Lease shall remain unmodified irrespective of any increase or decrease in Tenant's total square footage created by Tenant a surrender of the Relinquished Space and Tenant's expansion into the First Expansion Space and the Second Expansion Space. Tenant will, however, receive a rent abatement equal to $5,712.06 per month for each month beyond February 1, 1995 that Landlord delays in delivering the Second Expansion Space to Tenant. The Premises shall be deemed delivered upon written notification by Landlord that the Second Expansion Space is ready for occupancy. Both Tenant's Monthly Rent and Annual Rent, as specified in Paragraph ?? of the Lease for Lease Years 4 through 10, shall remain the same, except for the abatement stated in this section.

      Rentable Square Feet. Tenants' Approximate Rentable Square feet within the Premises, as set forth in Paragraph 1 of the Lease, shall remain unmodified irrespective of any increase or decrease in Tenant's total square footage created by Tenant's surrender of the Relinquished Space and Tenant's expansion into the First Expansion Space and the Second Expansion Space.

      Lease in Effect. Except as expressly amended herein, all terms and conditions of the Lease shall remain in full force and effect, and the Lease, as modified and amended, is hereby ratified and affirmed by Landlord and Tenant.

      Entire Agreement. This Third Amendment supersedes any and all prior discussions and agreements, either oral or written, by and between Landlord and Tenant with respect to the Relinquished Space, and this Third Amendment contains the sole and entire agreement between Landlord and Tenant with respect to the Relinquished Space.

10. Governing Law. This Third Amendment shall be construed in accordance with and governed by the laws of the State of Georgia.

IN WITNESS WHEREOF the parties hereunto set their hands and affixed their seals effective the date and year first written above.


LANDLORD                                     TENANT

ATLANTA U.K. PARTNERS, LTD.                  UNISYS CORPORATION.
a Georgia limited partnership                a Delaware corporation

By: The Travelers Insurance Company, a       By: /s/ RICHARD J. L'ECUYER
    Connecticut corporation, its sole            ------------------------------
    general partner                               RICHARD J. L'ECUYER

By:   /s/ [Signature Illegible]               Title: Corporate Director
   ----------------------------------                --------------------------
                                                     Real Estate Operations

 Title: Director                             WITNESS: /s/ [Signature Illegible]
      -------------------------------                --------------------------

                                              Title: REGIONAL DIRECTOR
Attest: /s/ [Signature Illegible]
       ------------------------------

 Title: Assistant Secretary
       ------------------------------
            [CORPORATE SEAL]

                                  EXHIBIT "A"

                             First Expansion Space


                                 [FLOOR PLAN]



Third Amendment to Lease to be entered into by, between and among ATLANTA U.K. PARTNERS, LTD., a Georgia limited partnership, and UNISYS CORPORATION, a Delaware Corporation.

                                  EXHIBIT "B"

                             Second Expansion Space


                                 [FLOOR PLAN]



Third Amendment to Lease to be entered into by, between and among ATLANTA U.K. PARTNERS, LTD., a Georgia limited partnership, and UNISYS CORPORATION, a Delaware Corporation.

                                  EXHIBIT "A"

                                 Basement Space


                                  [FLOOR PLAN]


SECOND AMENDMENT TO LEASE BY AND BETWEEN ATLANTA U.K. PARTNERS, LTD., A GEORGIA LIMITED PARTNERSHIP, SUCCESSOR TO LINCOLN P.C. ASSOCIATES, AND UNISYS CORPORATION, A DELAWARE CORPORATION.

                                   EXHIBIT A


                                  [FLOOR PLAN]